Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-173886

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated December 2, 2013

Prospectus Supplement to Prospectus dated September 6, 2013

€                         % Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

(Callable [—] and Every Five Years Thereafter)

Barclays PLC

We, Barclays PLC (the “Issuer”), are issuing €             aggregate principal amount of             % Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable [—] and Every Five Years Thereafter) (the “Securities”). From (and including) the date of issuance to (but excluding)              (such date and each fifth anniversary date thereafter being a “Reset Date”), the interest rate on the Securities will be             % per annum. From (and including) each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate (as defined herein) on the relevant Reset Determination Date (as defined herein) and             %. The interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date. Subject to the conditions described herein, interest, if any, will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2014.

As described in this prospectus supplement, the terms of the Securities provide that interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. As described herein, the terms of the Securities also provide for circumstances under which the Issuer shall be restricted from making an interest payment (in whole or in part) on the Securities on an interest payment date, and the interest payable in respect of any such interest payment date shall be deemed cancelled (in whole or in part) and therefore not due and payable. Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the terms of the Securities and as further described herein.

The Securities are perpetual and have no fixed maturity or fixed redemption date. As a result of the fact that the Securities are perpetual securities and that interest on the Securities will be due and payable only at our sole discretion and that we may cancel (in whole or in part) any interest payment at any time, we are not required to make any payment of the principal amount of the Securities at any time prior to our winding-up or administration and you may not receive interest on any interest payment date.

The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves, as described herein. Book-entry interests in the Securities will be issued in minimum denominations of €200,000 and in integral multiples of €1,000 in excess thereof.

As described herein, we may, at our option, redeem the Securities, in whole but not in part, on any Reset Date (or at any time in the event of a change in certain U.K. regulatory capital requirements or upon the occurrence of certain tax events as described herein) at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described herein) to (but excluding) the date fixed for redemption.

If a Capital Adequacy Trigger Event (as defined herein) occurs, then an Automatic Conversion (as defined herein) will occur on the Conversion Date (as defined herein), at which point all of the Issuer’s obligations under the Securities (other than certain Issuer obligations in connection with the Conversion Shares Offer (as defined herein), if any, which are referred to herein as the CSO Obligations) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares (as defined herein) to the Conversion Shares Depository (as defined herein) (or other relevant recipient as described herein), and under no circumstances shall such released obligations be reinstated. The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the holders of the Securities) or the relevant recipient in accordance with the terms of Securities. As more fully described herein, the Issuer may elect, in its sole and absolute discretion, that a Conversion Shares Offer be made by the Conversion Shares Depository to all or some of the then existing shareholders of the Issuer. The realizable value of any Conversion Shares received by a holder of the Securities following an Automatic Conversion may be significantly less than the sterling equivalent of the Conversion Price (as defined herein) of €             initially and/or the Conversion Shares Offer Price (as defined herein) of £1.65 initially, and holders of the Securities could lose all or part of their investment in the Securities as a result of the Automatic Conversion.

Following an Automatic Conversion, the Securities shall remain in existence until the applicable Cancellation Date (as defined herein) for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration (as defined herein), as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any. All obligations of the Issuer under the Securities (except for the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or other relevant recipient as described herein) on the Conversion Date.

By its acquisition of the Securities, each holder of the Securities also acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined herein) by the relevant U.K. resolution authority (as defined herein) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the Securities further acknowledges and agrees that the rights of the holders of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act (as defined herein) or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

By its acquisition of the Securities, each holder of the Securities, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), also waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities.

The Securities are expected to be provisionally admitted to trading on the main standard segment of the SIX Swiss Exchange AG (“SIX Swiss Exchange”) from December     , 2013. Application will be made to the SIX Swiss Exchange for listing of the Securities. The Securities are a new issue of securities and have no established trading market. There can be no assurance that an active trading market in the Securities will develop, and any trading market that does develop may not be liquid.

Investing in the Securities involves significant risks. See “Risk Factors” beginning on page S-28 of this prospectus supplement, “Risk Review—Risk factors” beginning on page 72 of our Annual Report on Form 20-F for the year ended December 31, 2012, the “Risk Factors” included in our Current Report on Form 6-K, dated September 16, 2013, which are incorporated by reference herein, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Securities.

You should reach your own investment decision about the Securities only after consultation with your own financial and legal advisers about risks associated with an investment in the Securities and the suitability of investing in the Securities in light of the particular characteristics and terms of the Securities, which are complex in structure and operation, and of your particular financial circumstances.

The Securities are not deposit liabilities of Barclays PLC and are not insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom, Canada or any other jurisdiction.

	Price to Public(1)	Underwriting Compensation	Proceeds, before expenses, to Barclays PLC(2)
Per Security
Total

Note:

(1)	Plus accrued interest, if any, from and including December , 2013.
(2)	Reflects a structuring fee of % payable on the aggregate principal amount of the Securities to Barclays Bank PLC.

The underwriters expect to deliver the Securities to purchasers in book-entry form only through the facilities of Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”) against payment in immediately available funds on or about December     , 2013. Beneficial interests in the Securities will be held through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record beneficial interests on their books.

By its acquisition of the Securities, each holder shall also be deemed to have (i) acknowledged and agreed that an interest payment shall not be due and payable on the relevant interest payment date if it has been cancelled or deemed cancelled (in each case, in whole or in part) for any reason in accordance with the terms of the Securities, (ii) consented to (x) the Automatic Conversion, including the appointment of a Conversion Shares Depository and the issuance of the Conversion Shares thereto (and any related Conversion Shares Offer Consideration, including the appointment of any Conversion Shares Offer Agent (as defined herein) and the sale of the Conversion Shares by the Conversion Shares Depository), and acknowledged that such Automatic Conversion of its Securities (and any related Conversion Shares Offer) may occur without any further action on the part of such holder or the trustee and (y) the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Securities and (iii) authorized, directed and requested the Clearing Systems and any direct participant in the Clearing Systems or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement (x) the Automatic Conversion (including any related Conversion Shares Offer) and (y) the exercise of any U.K. Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Global Coordinator, Sole Structuring Adviser and Bookrunner

Barclays

Joint Lead Managers

Prospectus Supplement dated December     , 2013

PROSPECTUS SUPPLEMENT

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of the Group’s plans and its current goals and expectations relating to its future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform program, deleveraging actions, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; U.K. domestic, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the ability to implement the Transform program; and the success of future acquisitions, disposals and other strategic transactions. In addition, the Directive that forms part of CRD IV (as defined below) has not been implemented in the United Kingdom, and the PRA (as defined below) may also alter its stated approach to the application of CRD IV in the United Kingdom. Accordingly, the basis on which our CET1 Capital (as defined below) and Risk Weighted Assets (as defined below) are calculated under the CRD IV rules as interpreted by the PRA may be different than the basis on which we currently anticipate they will be calculated. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. The list above is not exhaustive and there are other factors that may cause the Group’s actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in this prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 and our Current Report on Form 6-K furnished to the SEC on September 16, 2013, which are available on the SEC’s website at http://www.sec.gov, for a discussion of certain factors that should be considered when deciding what action to take in relation to the Securities.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the SIX Swiss Exchange, the SEC or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this prospectus supplement or the documents incorporated by reference herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-173886) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 2 of the accompanying prospectus.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this preliminary prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus supplement, references to “we,” “us,” “our,” “Barclays” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context indicates otherwise. The term “Group” shall mean Barclays PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC. References to “Clearstream, Luxembourg,” “Euroclear” or the “Clearing Systems” shall include any successor clearing systems. References to “£” and “sterling” shall be to the lawful currency for the time being of the United Kingdom and references to “€” and “euro” shall be to the currency introduced at the start of the third stage of European economic and monetary union, as defined in Article 2 of Council Regulation (EC) No. 974/98 of May 3, 1998 on the introduction of the euro.

NOTICE TO RESIDENTS OF CANADA

The Issuer beneficially owns the whole of the issued ordinary share capital of Barclays Bank PLC. Barclays Bank PLC, Canada branch is listed on Schedule III to the Bank Act (Canada) and is subject to regulation by the Office of the Superintendent of Financial Institutions (Canada). The Securities will be issued by the Issuer and not by Barclays Bank PLC.

The Securities may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole.

We will issue the Securities under the Contingent Convertible Securities Indenture between us and The Bank of New York Mellon, London Branch, as trustee, dated November 20, 2013 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture expected to be entered into on December     , 2013 between us and The Bank of New York Mellon, London Branch, as trustee (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). The terms of the Securities include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. We filed the form of Original Indenture as an exhibit to the post-effective Amendment No. 1 to Form F-3 filed on July 29, 2013, and will file the Second Supplemental Indenture as an exhibit to a report on Form 6-K on or about December     , 2013.

Because this section is a summary, it does not describe every aspect of the Securities in detail. This summary is subject to, and qualified by reference to, the “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities” section below, all of the definitions and provisions of the Indenture, any supplement thereto and the Securities. Certain terms used in this prospectus supplement (including in this “Summary” section), unless otherwise defined herein, have the respective meanings given to them in the Indenture. Words and expressions defined in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities” below shall have the same meanings in this summary.

Investing in the Securities offered under this prospectus supplement involves significant risk. For a discussion of certain risks that should be considered in connection with an investment in the Securities, see “Risk Factors” beginning on page S-28 of this prospectus supplement, “Risk Review—Risk factors” beginning on page 72 of our Annual Report on Form 20-F for the year ended December 31, 2012 and our Current Report on Form 6-K, dated September 16, 2013, which are incorporated by reference herein.

The Issuer	Barclays PLC

Barclays PLC, including its subsidiary undertakings, is a major global financial services provider engaged in retail banking, credit cards, corporate banking, investment banking, wealth management and investment management services. Barclays PLC is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization. Barclays PLC beneficially owns the whole of the issued ordinary share capital of Barclays Bank PLC.

The Securities We Are Offering	We are offering € aggregate principal amount of % Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable [—] and Every Five Years Thereafter). The Securities will constitute a series of Contingent Convertible Securities issued under the Indenture.

Issue Date	December , 2013.

Perpetual Securities	The Securities are perpetual securities and have no fixed maturity or fixed redemption date.

Price to Public	%

Interest Rate	From (and including) the date of issuance to (but excluding) , the interest rate on the Securities will be % per annum. From (and including) each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate (as defined herein) on the relevant Reset Determination Date (as defined herein) and             %.

Reset Date	and each fifth anniversary date thereafter, commencing .

Reset Determination Date	The second Payment Business Day immediately preceding each Reset Date.

Mid-Market Swap Rate	The mid-market euro swap rate EURIBOR basis having a five-year maturity appearing on Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (Frankfurt time) on the relevant Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) Five-year Mid-Market Swap Rate Quotations provided by the principal office of each of four major banks in the euro swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Reset Determination Date) (the “Reference Banks”) at approximately 11:00 a.m. (Frankfurt time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Reset Determination Date and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such Five-year Mid-Market Swap Rate Quotations. If the relevant Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the relevant Mid-Market Swap Rate shall be the mid-market euro swap rate EURIBOR basis having a five-year maturity that appeared on the most recent Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (Frankfurt time) on each Reset Determination Date, as determined by the Calculation Agent.

“Five-year Mid-Market Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating euro interest rate swap transaction which: (i) has a term of five years commencing on the applicable Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on six-month EURIBOR (calculated on an Actual/360 day count basis).

Interest Payment Dates	March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2014. A payment made on that first interest payment date, if any, would be in respect of the period from (and including) December , 2013, to (but excluding) March 15, 2014 (and thus a long first interest period).

Regular Record Dates	The close of business (in the relevant Clearing System) on the Clearing System Business Day immediately preceding each interest payment date (or, if the Securities are held in definitive form, the 15th business day preceding each interest payment date). The term “Clearing System Business Day” means a day on which each Clearing System for which any global certificate is being held is open for business, and the term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law to close in London, United Kingdom.

Interest Payments Discretionary	Interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restriction on Interest Payments	Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date)

if:

(a)	the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition (as defined under “—Ranking” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

“Distributable Items” shall have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the Securities or any Junior Securities.” Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the latest financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the Securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the Securities in a winding-up or administration of the Issuer.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation	By acquiring the Securities, holders of the Securities acknowledge and agree that:

(a)	interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Notice of Interest Cancellation

If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the Securities through the Clearing Systems (or, if the Securities are held in definitive form, to the holders at their addresses shown on the register for the Securities) and to the trustee directly on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) business days prior to the relevant interest payment date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the Securities any rights as a result of such failure.

Ranking	The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of the Securities in respect of or arising from the Securities will be subordinated to the claims of Senior Creditors.

If:

(a)	an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b)	following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant Security and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of Securities on a return of assets in such winding-up or such administration if the Conversion Date in respect of an Automatic Conversion had occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer referred to above, payments in respect of or arising from the Securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). The Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the Securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

In addition, see “Risk Factors—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries upon the liquidation of such subsidiaries may be subject to prior claims of some of such subsidiary’s creditors and preference shareholders.”

No Set-off	Subject to applicable law, no holder of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the Securities and each holder of Securities shall, by virtue of its holding of any Securities, be deemed to have waived all such rights of set-off, compensation or retention.

Optional Redemption	We may, at our option, redeem the Securities, in whole but not in part, on any Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Payments Discretionary” or “—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Regulatory Event Redemption	If there is a change in the regulatory classification of the Securities that occurs on or after the issue date of the Securities and that does, or would be likely to, result in any of the outstanding aggregate principal amount of the Securities ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”), we may, at our option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Payments Discretionary” or “—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

“Tier 1 Capital” means Tier 1 capital for the purposes of the Capital Regulations (as defined herein).

Tax Redemption	We may, at our option, redeem the Securities, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations (and, for these purposes (a) the failure of regulations applicable to the Securities substantially in the form of the draft U.K. Taxation of Regulatory Capital Securities Regulations 2013 published on November 25, 2013 (the “U.K. Taxation of Regulatory Capital Securities Regulations”) to become effective before March 15, 2014 and (b) any material amendment (whether at the time it becomes effective or thereafter) to the final U.K. Taxation of Regulatory Capital Securities Regulations shall each be deemed to be a change in tax law or regulation or the official application or interpretation thereof within the meaning of this provision (referred to herein as a “deemed change”)) on or after the issue date of the Securities, including a decision of any court or tribunal which becomes effective on or after the issue date of the Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a)	we will or would be required to pay holders Additional Amounts (as defined herein);

(b)	we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced;

(c)	we would not, as a result of the Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Securities or any similar system or systems having like effect as may from time to time exist); or

(d)	we would, in the future, have to bring into account a taxable credit if the principal amount of the Securities were written down or the Securities were converted into Conversion Shares

(each such change (or deemed change) in tax law or regulation or the official application or interpretation thereof, a “Tax Event”), at a price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Payments Discretionary” or “—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption;

provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us and further provided that if a Tax Event occurs because regulations applicable to the Securities in substantially the form of the U.K. Taxation of Regulatory Capital Securities Regulations do not become effective prior to March 15, 2014

(a “Relevant Tax Event”) and on or after March 15, 2014 there is a change in tax law or regulation (including but not limited to the U.K. Taxation of Regulatory Capital Securities Regulations becoming effective) or the official application or interpretation thereof (a “Remedying Change”) which, had such Remedying Change been effective prior to March 15, 2014, would have caused the Relevant Tax Event not to occur, then, from the date on which the Remedying Change is effective, we will no longer have the right to give a notice of redemption in relation to the Relevant Tax Event (but, for the avoidance of doubt, any notice of redemption previously given in relation to the Relevant Tax Event shall continue to be of full force and effect).

Any redemption as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Notice of Redemption	Any redemption of the Securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, to the holders at their addresses shown on the register for the Securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem the Securities and the date fixed for such redemption. Notice by the Clearing Systems to participating institutions and by these participants to street name holders of beneficial interests in the Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Issuer has elected to redeem the Securities but the Solvency Condition is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. In addition, if the Issuer has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event” below.

If the Issuer has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption	Notwithstanding any other provision, we may redeem the Securities (and give notice thereof to the holders of the Securities) only if we have obtained the PRA’s prior consent (if such consent is required by the Capital Regulations) for the redemption of the Securities. For more information, see “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Condition to Redemption” below.

Condition to Repurchase	The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

Capital Adequacy Trigger Event	A “Capital Adequacy Trigger Event” shall occur if the fully loaded CET1 Ratio (as defined below) as of any Quarterly Financial Period End Date (as defined below) or Extraordinary Calculation Date (as defined below), as the case may be, is less than 7.00% on such date.

Conversion Price	The Conversion Price of the Securities is fixed at € per Conversion Share, subject to certain anti-dilution adjustments, as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution” below (the “Conversion Price”). On the date of issue of the Securities, the Conversion Price shall be equivalent to the Conversion Shares Offer Price translated into euro at an exchange rate of £1.00 = € .

Automatic Conversion Upon Capital Adequacy Trigger Event	If a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then an Automatic Conversion will occur on the Conversion Date, as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion Procedure” below, at which point all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the holders of the Securities) or the relevant recipient in accordance with the terms of the Securities and each holder of the Securities shall be deemed to have irrevocably directed the Issuer to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository (or to such other relevant recipient).

The Issuer shall immediately inform the PRA of the occurrence of a Capital Adequacy Trigger Event and shall deliver an Automatic Conversion Notice to holders of the Securities as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion Procedure” below.

Following an Automatic Conversion, no holder of the Securities will have any rights against us with respect to the repayment of the principal amount of the Securities or the payment of interest or any other amount on or in respect of such Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy

Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as described herein) in accordance with the terms of the Securities as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares or, if the Issuer elects that a Conversion Shares Offer be made as described under “—Conversion Shares Offer” below, of any Conversion Shares Offer Consideration to which such holders are entitled as described herein.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities, as applicable) on the Conversion Date, the Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient) and (b) the Issuer’s CSO Obligations, if any. The Issuer currently expects that beneficial interests in the Securities will be transferrable until the Suspension Date and that any trades in the Securities would clear and settle through the Clearing Systems until such date. However, there is no guarantee that an active trading market will exist for the Securities following the Automatic Conversion. The Securities will cease to be admitted to trading on the SIX Swiss Exchange after the Suspension Date.

Subject to the conditions described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” below, (a) the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, will be delivered to holders of the Securities on the applicable Settlement Date, (b) the cash component, if any, of any Conversion Shares Offer Consideration will be delivered to holders of the Securities on or around the date on which the Conversion Shares Offer Period ends and (c) the Securities shall be cancelled on the applicable Cancellation Date.

The Securities are not convertible into Conversion Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by its acquisition of the Securities, each holder shall (i) agree to all the terms and conditions of the Securities, including, without limitation, those related to (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agree that effective upon, and following, an Automatic Conversion, no amount shall be due and payable to the holders under the Securities and the liability of the Issuer to pay any such amounts

(including the principal amount of, or any interest in respect of, the Securities) shall be automatically released, and the holders shall not have the right to give a direction to the trustee with respect to the Capital Adequacy Trigger Event and any related Automatic Conversion and (iii) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Automatic Conversion Procedure	If a Capital Adequacy Trigger Event has occurred as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, we shall deliver an Automatic Conversion Notice to the trustee and to the holders of the Securities via each of the Clearing Systems:

(i)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Quarterly Financial Period End Date, on or within five (5) business days after the relevant Ordinary Reporting Date; and

(ii)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date.

The date on which the Automatic Conversion Notice shall be deemed to have been given shall be the date on which it is dispatched by the Issuer to each of the Clearing Systems (or if the Securities are held in definitive form, to the trustee).

Promptly following its receipt of the Automatic Conversion Notice, pursuant to the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear currently in effect, each of the Clearing Systems shall transmit the Automatic Conversion Notice to the direct participants of such Clearing System holding the Securities at such time.

The Automatic Conversion shall occur on the Conversion Date and all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) and the principal amount of the Securities shall equal zero at all times thereafter (although the Tradable Amount shall remain unchanged) as a result of the Automatic Conversion.

Within ten (10) business days following the Conversion Date, the Issuer shall deliver a Conversion Shares Offer Notice to the trustee directly and to the holders of the Securities via each of the Clearing Systems.

The Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities, as applicable) shall hold the Conversion Shares on behalf of the holders of the Securities, who shall be entitled to direct the Conversion Shares Depository or such other recipient, as applicable, to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that holders shall not be able to sell or otherwise transfer the Conversion Shares until such time as they have been delivered to holders in accordance with the procedures set forth under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” below.

Once we have delivered the Automatic Conversion Notice to each of the Clearing Systems following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (a) the holders shall have no rights whatsoever under the Indenture or the Securities to instruct the trustee to take any action whatsoever and (b) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any holder in such direction or related to such direction, any direction previously given to the trustee by any holders shall cease automatically and shall be null and void and of no further effect, except in each case of (a) and (b), with respect to any rights of holders with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the trustee is instructed in writing by us to act otherwise.

Conversion Shares Offer	The Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject as provided below (the “Conversion Shares Offer”). The Issuer may, on behalf of the Conversion Shares Depository, appoint a Conversion Shares Offer Agent to act as placement or other agent to facilitate the Conversion Shares Offer. The Issuer will deliver a Conversion Shares Offer Notice to the trustee directly and to the holders of the Securities via each of the Clearing Systems within ten (10) business days following the Conversion Date specifying whether or not it has elected that a Conversion Shares Offer be conducted. If so elected, the Conversion Shares Offer Period, during which the Conversion Shares Offer may be made, shall end no later than forty (40) business days after the delivery of the Conversion Shares Offer Notice.

Any Conversion Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that the Issuer, in its sole and absolute discretion, determines that the Conversion Shares Offer is practicable. The Issuer or the purchasers of the Conversion Shares sold in any Conversion Shares Offer shall bear the costs and expenses of any Conversion Shares Offer (other than the taxes referred to in the definition of Conversion Shares Offer Consideration), including the fees of the Conversion Shares Offer Agent, if any. If a prospectus or other offering document is required to be prepared in connection with a Conversion Shares Offer, the Issuer will facilitate the preparation of such prospectus or other offering document, and the Issuer and/or its directors will take responsibility for such prospectus or other offering document, in each case, if and to the extent then required by applicable laws and regulations then in effect. In addition, if so requested by the Conversion Shares Depository as offeror, the Issuer shall indemnify the Conversion Shares Depository for any losses incurred in connection with any Conversion Shares Offer.

Upon completion of the Conversion Shares Offer, the Issuer or the Conversion Shares Depository will provide notice to the holders of the Securities of the composition of the Conversion Shares Offer Consideration (and of the deductions to the cash component, if any, of the Conversion Shares Offer Consideration (as set out in the definition of Conversion Shares Offer Consideration)) per €1,000 denomination of the Securities. The Conversion Shares Offer Consideration will be delivered to holders of the Securities pursuant to the procedures set forth under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” below. The Issuer reserves the right, in its sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three (3) business days’ notice to the trustee directly and to holders of the Securities via each of the Clearing Systems, and, if it does so, the Issuer may, in its sole and absolute discretion, take steps (including changing the Suspension Date) to deliver to holders of the Securities the Conversion Shares at a time that is earlier than the time at which they would have otherwise received the Conversion Shares Offer Consideration had the Conversion Shares Offer been completed.

By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that if the Issuer elects, in its sole and absolute discretion, that a Conversion Shares Offer be made by the Conversion Shares Depository, such holder shall be deemed to have: (i) consented to any Conversion Shares Offer and to the Conversion Shares Depository using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, (ii) consented to the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, (iii) irrevocably agreed that the Issuer, the Conversion Shares Depository and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (iv) agreed that none of the Issuer, the trustee, the Conversion Shares Depository, if any, or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the holders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the holders’ entitlement to any Conversion Shares Offer Consideration).

In the Barclays PLC Notice of Annual General Meeting dated March 5, 2013, the Issuer informed its shareholders of its intention to give shareholders the opportunity to purchase the ordinary shares created on conversion of any equity conversion securities (such as the Securities) on a pro rata basis, where practicable and subject to applicable laws and regulations. The Conversion Shares Offer may be conducted at the election of the Issuer, in its sole and absolute discretion, on the terms described above. The Issuer currently expects that in determining whether or not a Conversion Shares Offer shall be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer shall be made, the directors of the Issuer would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of the Issuer’s shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on the Issuer’s financial stability. Further, neither the occurrence of a Capital Adequacy Trigger Event nor, following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by the Issuer to undertake a Conversion Shares Offer on the terms set out herein, shall preclude the Issuer from undertaking a rights issue at any time on such terms as the Issuer deems appropriate, at its sole discretion, including—for the avoidance of doubt—the offer of ordinary shares at or below the Conversion Shares Offer Price.

Definitions	For the purposes of these provisions:

“Automatic Conversion” means the irrevocable and automatic release of all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) in consideration of the Issuer’s issuance of the Conversion Shares at the Conversion Price to the Conversion Shares Depository (on behalf of the holders of the Securities) or to the relevant recipient, all in accordance with the terms of the Securities.

“Automatic Conversion Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, by us to the trustee directly and to the holders at their addresses shown on the register for the Securities) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) that we have the option, at our sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that we will issue a Conversion Shares Offer Notice via each of the Clearing Systems within ten (10) business days following the Conversion Date notifying holders of our election and (iv) that the Securities shall remain in existence for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any, and that the Securities may continue to be transferable until the Suspension Date, which shall be specified in the Conversion Shares Offer Notice.

“Cancellation Date” means (i) with respect to any Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group.

“CET1 Capital” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in pounds sterling, of all amounts that constitute common equity tier 1 capital of the Group as of such date, less any deductions from common equity tier 1 capital required to be made as of such date, in each case as calculated by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the trustee and the holders). For the purposes of this definition, the term “common equity tier 1 capital” shall have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Capital Regulations then applicable to the Group.

“Conversion Date” means the date on which the Automatic Conversion shall take place, or has taken place, as applicable.

“Conversion Shares” means ordinary shares of the Issuer to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion, which ordinary shares shall be in such number as is determined by dividing the aggregate principal amount of the Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of ordinary shares.

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by the Issuer on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and which, as a condition of such appointment, will be required to undertake, for the benefit of the holders of the Securities, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such holders of the Securities in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer Agent” means the agent(s), if any, to be appointed on behalf of the Conversion Shares Depository by the Issuer, in its sole and absolute discretion, to act as placement or other agent of the Conversion Shares Depository to facilitate a Conversion Shares Offer.

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all of the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security translated from sterling into euro at a then-prevailing exchange rate (less any foreign exchange transaction costs), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security translated from sterling into euro at a then-prevailing exchange rate (less any foreign exchange transaction costs) and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

“Conversion Shares Offer Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, by us to the trustee directly and to the holders at their addresses shown on the register for the Securities) specifying (i) whether or not the Issuer has elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date and (iii) if the Issuer has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the holders of the Securities as it shall consider reasonable in the circumstances.

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period shall end no later than forty (40) business days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” means £1.65 per Conversion Share (subject to certain anti-dilution adjustments, as described under “—Anti-Dilution” below). On the date of issue of the Securities, the Conversion Shares Offer Price shall be equivalent to the Conversion Price translated into sterling at an exchange rate of £1.00 = € .

“Conversion Shares Settlement Notice” means a written notice to be delivered by a holder to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), with a copy to the trustee, no earlier than the Suspension Date containing the following information: (i) the name of the holder, (ii) the Tradable Amount of the book-entry interests in the Securities held by such holder on the date of such notice, (iii) the name to be entered in the Issuer’s share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) and/or cash (if not expected to be delivered through the Clearing Systems) should be delivered and (v) such other details as may be required by the Conversion Shares Depository.

“Conversion Shares Settlement Request Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, by us to the trustee directly and to the holders at their registered addresses as shown on the register for the Securities) on the Suspension Date requesting that holders complete a Conversion Shares Settlement Notice and specifying (i) the Notice Cut-off Date and (ii) the Final Cancellation Date.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and the CRD IV Regulation.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013.

“CSO Obligations” means the obligations of the Issuer under the Securities that may arise in connection with a Conversion Shares Offer to: (i) facilitate the preparation of a prospectus or other offering document, if applicable, and (ii) take responsibility for such prospectus or other offering document, which obligations (and any claims relating to a failure to facilitate the preparation of, or take responsibility for, such prospectus or other offering document) shall terminate in the event of the winding-up or administration of the Issuer.

“Extraordinary Calculation Date” means any business day (other than a Quarterly Financial Period End Date) on which the fully loaded CET1 Ratio is calculated upon the instruction of the PRA or at the Issuer’s discretion.

“Final Cancellation Date” means the date on which the Securities in relation to which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to twelve (12) business days following the Notice Cut-off Date.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis,” that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD IV Regulation (as may be amended from time to time).

“fully loaded CET1 Ratio” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the ratio of CET1 Capital as of such date to the Risk Weighted Assets as of the same date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Notice Cut-off Date” means the date specified as such in the Conversion Shares Settlement Request Notice, which date shall be at least forty (40) business days following the Suspension Date.

“Ordinary Reporting Date” means each business day on which Quarterly Financial Information is published by the Issuer.

“Quarterly Financial Information” means the financial information of the Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by the Issuer. As of the date of this prospectus supplement, the principal financial reports published by the Issuer with respect to each fiscal quarter are: (i) the Q1 Interim Management Statement in respect of the first fiscal quarter, (ii) the Interim Results Announcement in respect of the first half of the year (including the second fiscal quarter), (iii) the Q3 Interim Management Statement in respect of the first nine months of the year (including the third fiscal quarter) and (iv) the Results Announcement in respect of the full year (including the fourth fiscal quarter).

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Risk Weighted Assets” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as of such date, as calculated by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such date (which calculation shall be binding on the trustee and the holders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Issuer in accordance with the Capital Regulations applicable to the Group.

“Settlement Date” means (i) with respect to any Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two (2) business days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two (2) business days after the date on which such Conversion Shares Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable.

“Suspension Date” means, with respect to each Clearing System, the date specified in the Conversion Shares Offer Notice as the date on which such Clearing System shall suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures, which date shall be no later than thirty-eight (38) business days after the delivery of the Conversion Shares Offer Notice to such Clearing System (and, if the Issuer elects that a Conversion Shares Offer be made, such date shall be at least two (2) business days prior to the end of the relevant Conversion Shares Offer Period).

See “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” for more information.

Agreement with Respect to the Exercise of U.K. Bail-in Power	The PRA has requested us to address in the terms of the Securities the requirements envisaged in Article 50 of the draft legislative proposal of the European Commission for a directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms published on June 6, 2012 (the “Recovery and Resolution Directive” or “RRD”), and we have accordingly included the following two paragraphs in the terms of the Securities:

By its acquisition of the Securities, each holder of the Securities acknowledges, agrees to be bound by, and consents to the exercise of,

any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the Securities further acknowledges and agrees that the rights of the holders of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

Default and Remedies	Winding-up

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the principal amount of the Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the Securities are required to declare such principal amount to be due and payable.

A “Winding-up Event” with respect to the Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above. Accordingly, no default in payment under the Securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may without further notice institute such proceedings against us as it may think fit to enforce any term, obligation or condition binding on us under the Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (a “Performance Obligation”); provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages). For the avoidance of doubt, the breach by us of any Performance Obligation shall not give the trustee (acting on behalf of the holders of the Securities) and/or the holders of the Securities a claim for damages and, in such circumstances, the sole and exclusive remedy that the trustee (acting on behalf of the holders of the Securities) and the holders of the Securities may seek under the Securities and the Indenture is specific performance under New York law. By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that such holder will not seek, and will not direct the trustee (acting on behalf of the holders) to seek, a claim for damages against the Issuer in respect of a breach by us of a Performance Obligation and that the sole and exclusive remedy that such holder and the trustee (acting on behalf of the holders) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law.

No other remedies

Other than the limited remedies specified herein under “Default and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Securities) or the holders of the Securities whether for the recovery of amounts owing in respect of such Securities or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Default and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, are subject to the subordination provisions set forth in the Indenture.

An Automatic Conversion will not constitute a default under the Indenture.

Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities is not a Winding-up Event or a default in payment.

Book-Entry Issuance, Denominations, Settlement and Clearance

We will issue the Securities in fully registered form. Book-entry interests in the Securities will be issued in minimum denominations of €200,000 and integral multiples of €1,000 in excess thereof (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). The Securities will be represented by one or more global certificates deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record your beneficial interest on their books. We will not issue certificated Securities except in limited circumstances that we explain under “Global Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus. Settlement of the Securities will occur through the Clearing Systems against payment for value on the issue date. For information on the book-entry systems of the Clearing Systems, see “Clearance and

Settlement—The Clearing Systems—Clearstream, Luxembourg” and “Clearance and Settlement—The Clearing Systems—Euroclear” in the accompanying prospectus.

Conflicts of Interest	Barclays Capital Inc., which will be participating in the offering of the Securities in the United States as agent on behalf of Barclays Bank PLC, is an affiliate of Barclays PLC and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority (“FINRA”) Rule 5121 (or any successor rule thereto) (“Rule 5121”). In addition, Barclays PLC will receive the net proceeds (excluding the underwriting discount) from the offering of the Securities, which creates an additional conflict of interest within the meaning of Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121, which requires that a “qualified independent underwriter” participate in the preparation of this prospectus supplement and will discharge the responsibilities of a qualified independent underwriter contemplated in the FINRA Rules. For more information, see “Underwriting—Conflicts of Interest.” Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as qualified independent underwriter in respect of the offering of the Securities. Barclays Capital Inc. is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ISIN

Common Code

Swiss Security Number

Listing and Trading	The Securities are expected to be provisionally admitted to trading on the main standard segment of the SIX Swiss Exchange from December , 2013. Application will be made to the SIX Swiss Exchange for listing of the Securities. The Securities will cease to be admitted to trading on the SIX Swiss Exchange after the third dealing day prior to the date on which the Securities are fully redeemed or after the Suspension Date, as applicable, in accordance with the terms of the Securities.

Trustee and Principal Paying Agent	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial principal paying agent for the Securities.

Swiss Paying Agent	BNP Paribas Securities Services, Paris, Zurich branch, will act as Swiss paying agent. The Swiss paying agent will not have a role in facilitating or making payments under the Securities. The Swiss paying agent is being appointed solely to fulfil the listing requirements of the SIX Swiss Exchange.

Calculation Agent

The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the applicable Mid-Market Swap Rate shall be conclusive and binding on the holders of the Securities, the Issuer and the trustee, absent manifest error. The Calculation Agent shall not be responsible to the Issuer, holders of the Securities or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

Timing and Delivery	We currently expect delivery of the Securities to occur on December , 2013.

Further Issues	We may, without the consent of the holders of the Securities, issue additional securities having the same ranking and same interest rate, redemption terms, Conversion Price and other terms as the Securities described in this prospectus supplement except for the price to the public and issue date (the “additional securities”). Any such additional securities, together with the Securities offered by this prospectus supplement, will constitute a single series of such Securities under the Indenture. There is no limitation on the amount of Securities or other debt securities that we or our subsidiaries may issue under the Indenture.

Use of Proceeds	We intend to use the proceeds of the offering for general corporate purposes and to strengthen further our regulatory capital base, which may include investments in, or capital contributions to, our subsidiaries.

Governing Law	The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and waiver of set-off provisions in Article V of the Second Supplemental Indenture, which will be governed by English law.

RISK FACTORS

Investing in the Securities offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial and legal advisers about risks associated with an investment in the Securities and the suitability of investing in the Securities in light of the particular characteristics and terms of the Securities and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the Securities’ terms, such as the provisions governing an Automatic Conversion (including, in particular, the circumstances under which a Capital Adequacy Trigger Event may occur), the agreement by you to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, that interest is due and payable only at the sole discretion of the Issuer, and that there is no scheduled repayment date for the principal of the Securities. You should also carefully consider the risk factors and the other information contained in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 20-F for the year ended December 31, 2012, our Current Report on Form 6-K, dated September 16, 2013, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Securities and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the Securities and your ability to bear the loss of all or a portion of your investment. If any of the risks we describe materializes, our business, financial condition and results of operations could suffer, the Securities could be subject to Automatic Conversion and/or the U.K. Bail-in Power, and the trading price and liquidity of the Securities and/or our ordinary shares could decline, in which case you could lose some or all of the value of your investment.

Risks Relating to the Securities

The Securities have no scheduled maturity and you do not have the right to cause the Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Securities except in very limited circumstances.

The Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Accordingly, we are under no obligation to repay all or any part of the principal amount of the Securities, we have no obligation to redeem the Securities at any time and you have no right to call for their redemption or otherwise accelerate the repayment of the principal amount of the Securities (except in the very limited circumstances of automatic acceleration following a Winding-up Event as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Default and Remedies” below).

Interest on the Securities will be due and payable only at the sole and absolute discretion of the Issuer, and we may cancel interest payments (in whole or in part) at any time. Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. Interest will only be due and payable on an interest payment date to the extent it is not cancelled in accordance with the terms of the Securities. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

Because the Securities are intended to qualify as additional tier 1 capital under CRD IV, the Issuer may cancel (in whole or in part) any interest payment on the Securities at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may without restriction use funds that could have been applied to make such cancelled payments to meet its other obligations as they become due.

Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Securities. If practicable, we shall provide notice of any cancellation of interest to the holders of the Securities through the Clearing Systems on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) business days prior to the relevant interest payment date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders of the Securities any rights as a result of such failure. Barclays’ dividend policy, as published in the rights issue prospectus dated September 16, 2013, provides that in determining any proposed dividend and the appropriate payout ratio, our Board of Directors will consider, among other things, the expectation of servicing more senior securities. The Securities are senior in rank to ordinary shares. It is the Board of Directors’ current intention that, whenever exercising its discretion to declare ordinary share dividends, or its discretion to cancel interest on the Securities, the Board will take into account the relative ranking of these instruments in our capital structure. However, the Board may at any time depart from this policy at its sole discretion.

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Securities also restrict us from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a)	the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition is not satisfied in respect of such interest payment.

Although the Issuer may, in its sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, it may only do so to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

Any interest deemed cancelled on any relevant interest payment date shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Securities. If practicable, we shall provide notice of any deemed cancellation of interest to the holders of the Securities through the Clearing Systems on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) business days prior to the relevant interest payment date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders of the Securities any rights as a result of such failure.

As a holding company, the level of the Issuer’s Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict the Issuer’s ability to make interest payments on the Securities.

As a holding company, the level of the Issuer’s Distributable Items is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from its operating subsidiaries in a manner which creates Distributable Items for the Issuer. Consequently, the Issuer’s future Distributable Items, and therefore its ability to make interest payments, are a function of its existing Distributable Items, future Group profitability and the ability to distribute or dividend profits from its operating subsidiaries up the Group structure to the Issuer. In addition, the Group’s Distributable Items may also be adversely affected by the servicing of more senior instruments.

The ability of the Group’s subsidiaries to pay dividends and the Issuer’s ability to receive distributions and other payments from its investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws. These laws and restrictions could limit the payment of dividends, distributions and other payments to the Issuer by its subsidiaries, which could in time restrict the Issuer’s ability to fund other operations or to maintain or increase its Distributable Items.

The level of the Issuer’s Distributable Items may be further affected by changes to regulation or the requirements and expectations of applicable regulatory authorities. Any such potential changes, in particular the consequences of the implementation of section 165 of the Dodd-Frank Act and potential requirements for funding intermediate holding companies in the United States or similar local capital or ring fencing requirements in other jurisdictions, could adversely affect the Issuer’s Distributable Items in the future.

Further, the Issuer’s Distributable Items, and therefore its ability to make interest payments, may be adversely affected by the performance of the Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the Group operates and other factors outside of the Issuer’s control. In addition, adjustments to earnings, as determined by the Board, may fluctuate significantly and may materially adversely affect Distributable Items. The Issuer shall not make an interest payment on the Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if the level of Distributable Items is insufficient to fund that payment, as discussed in the risk factor “—In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Securities also restrict us from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto” above.

CRD IV introduces capital requirements that are in addition to the minimum capital ratio. These additional capital requirements will restrict us from making interest payments on the Securities in certain circumstances, in which case we will cancel such interest payments.

Under CRD IV, institutions will be required to hold a minimum amount of regulatory capital of 8% of risk weighted assets. In addition to these so-called “own funds” requirements under CRD IV, supervisors may add extra capital to cover other risks (thereby increasing the regulatory minimum required under CRD IV) and we may also decide to hold an additional amount of capital. CRD IV also introduces capital buffer requirements that are in addition to the minimum capital requirement and required to be met with common equity tier 1 capital. It will introduce five new capital buffers: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical buffer, (iii) the global systemically important institutions buffer, (iv) the other systemically important institutions buffer and (v) the systemic risk buffer. Some or all of these buffers may be applicable to the Group as determined by the PRA (see “—Implementation of Basel III/CRD IV and additional PRA supervisory expectations”).

Under Article 141 (Restrictions on distributions) of the Directive that is part of CRD IV, member states of the European Union must require that institutions that fail to meet the “combined buffer requirement” (broadly, the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution), the systemic risk buffer, the global systemically important institutions buffer and the other systemically important institution buffer, in each case as applicable to the institution) will be subject to restricted “discretionary payments” (which are defined broadly by CRD IV as payments relating to common equity Tier 1, variable remuneration and payments on additional Tier 1 instruments).

The restrictions will be scaled according to the extent of the breach of the “combined buffer requirement” and calculated as a percentage of the profits of the institution since the last distribution of profits or “discretionary payment”. Such calculation will result in a “maximum distributable amount” in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer requirement”, no “discretionary distributions” will be permitted to be paid. As a consequence, in the event of breach of the combined buffer requirement it may be necessary to reduce discretionary payments, including potentially exercising our discretion to cancel (in whole or in part) interest payments in respect of the Securities.

As discussed in “—Implementation of Basel III/CRD IV and additional PRA supervisory expectations”, the PRA implementation of Article 141 remains uncertain and some items suggested in the PRA consultation paper (CP5/13, Strengthening capital standards: implementing CRD IV, dated August 2013) may impact the “combined buffer requirement” and the calculation of “maximum distributable amounts” such as the potential for Pillar 2A to be fully met with common equity tier 1 capital. The PRA announced on November 29, 2013 that it has decided that firms can meet any future Pillar 2A requirement with a blend of regulatory capital, at least 56% of which must be CET1 capital from January 1, 2015 onwards.

The Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be cancelled and not paid on the relevant interest payment date.

The Securities may trade, and/or the prices for the Securities may appear, on the SIX Swiss Exchange and in other trading systems with accrued interest. If this occurs, purchasers of Securities in the secondary market will pay a price that includes such accrued interest upon purchase of the Securities. However, if a payment of interest on any interest payment date is cancelled or deemed cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Securities will not be entitled to that interest payment (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant interest payment date.

The interest rate on the Securities will reset on each Reset Date.

The interest rate on the Securities will initially be         % per annum. However, the interest rate will be reset on each Reset Date such that from (and including) each Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date immediately preceding the relevant Reset Date and         %. The interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which could affect the amount of any interest payments under the Securities and so the market value of the Securities.

The Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities.

Upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion will occur on the Conversion Date, at which point all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository to be held on your behalf (or to the relevant recipient in accordance with terms of the Securities), and under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Securities, as, following an Automatic Conversion, you will receive only (i) the Conversion Shares (if the Issuer does not elect that a Conversion Shares Offer be made) or (ii) the Conversion Shares Offer Consideration, which shall comprise Conversion Shares and/or cash depending on the results of the Conversion Shares Offer (if the Issuer elects that a Conversion Shares Offer be made), and the realizable value of any Conversion Shares received may be significantly less than (x) the sterling equivalent of the Conversion Price and/or (y) the Conversion Shares Offer Price. See “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” for more information. See also “—Holders may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.” and “—As the Conversion Price is fixed at the time of issue of the Securities, holders will bear the risk of fluctuations in the market price of the Conversion Shares and the risk of depreciation of sterling against the euro.”

Furthermore, upon the occurrence of an Automatic Conversion, the holders will not be entitled to any compensation in the event of any improvement in the Group’s fully loaded CET1 Ratio after the Conversion Date.

A Capital Adequacy Trigger Event will occur if the Group’s fully loaded CET1 Ratio, as of certain specified dates, falls below 7.00%. For more information, see “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect our fully loaded CET1 Ratio.,” “—Regulatory action in the event of a bank failure could materially adversely affect the value of the Securities.” and “—Implementation of Basel III / CRD IV and additional PRA supervisory expectations.”

As the Conversion Price is fixed at the time of issue of the Securities, holders will bear the risk of fluctuations in the market price of the Conversion Shares and the risk of depreciation of sterling against the euro.

Because a Capital Adequacy Trigger Event will only occur at a time when the Group’s fully loaded CET1 Ratio has deteriorated significantly, a Capital Adequacy Trigger Event may be accompanied by a deterioration in the market price of the Issuer’s ordinary shares, which may be expected to continue after the occurrence of the Capital Adequacy Trigger Event. Therefore, following a Capital Adequacy Trigger Event, the realizable value of the Conversion Shares may be below the sterling equivalent of the Conversion Price. The Conversion Price is fixed at the time of issue of the Securities at €             per Conversion Share, and is subject to certain anti-dilution adjustments, as described under “—Holders do not have anti-dilution protection in all circumstances.” below. As a result, the Conversion Price may not reflect the market price of ordinary shares of the Issuer, which could be significantly lower than the Conversion Price.

Moreover, as our ordinary shares are denominated and trade in sterling, the euro value of our ordinary shares may fluctuate depending on the exchange rate between sterling and the euro. For example, if sterling depreciates relative to the euro, the euro value of our ordinary shares will decrease. Because the Conversion Price is denominated in euro, depreciation of sterling against the euro may result in the euro value of any Conversion Shares received by a holder of the Securities following an Automatic Conversion being significantly less than the price implied by the Conversion Price. In addition, if a Conversion Shares Offer is made, the sterling cash consideration received for any Conversion Shares sold in such Conversion Shares Offer will be translated from sterling into euro at a then-prevailing exchange rate (less any foreign exchange transaction costs). Accordingly, a decline in the value of sterling relative to the euro between the issue date of the Securities and the Conversion Date will also result in the Conversion Shares Offer Price being less than the sterling equivalent of the Conversion Price at the Conversion Date.

In addition, there may be a delay in a holder receiving its Conversion Shares following a Capital Adequacy Trigger Event (in particular if we elect that a Conversion Shares Offer be conducted, as the Conversion Shares Offer Period may last up to forty (40) business days after the delivery of the Conversion Shares Offer Notice), during which time the market price of the ordinary shares of the Issuer or the exchange rate of sterling against the euro may further decline. As a result, the realizable value in euro of the Conversion Shares received upon a Capital Adequacy Trigger Event could be substantially lower than that implied by the euro price paid for the Securities at the time of their purchase.

No interest or other compensation is payable in the event of a loss by a holder of Securities due to foreign currency conversions.

Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities (other than the CSO Obligations, if any).

Upon an Automatic Conversion, the Issuer shall issue the Conversion Shares to the Conversion Shares Depository, which will hold the Conversion Shares on behalf of the holders of the Securities. Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities (other than the CSO Obligations, if any). Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository in accordance with the terms of the Securities as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository for the delivery to them of Conversion Shares or, if the Issuer elects that a Conversion Shares Offer be made as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer” below, of any Conversion Shares Offer Consideration to which such holders are entitled as described herein.

In addition, we have not yet appointed a Conversion Shares Depository and we may not be able to appoint a Conversion Shares Depository if an Automatic Conversion occurs. In such a scenario, we would inform holders of the Securities via each of the Clearing Systems or the trustee or otherwise, as practicable, of any alternative arrangements in connection with the issuance and/or delivery of the Conversion Shares and such arrangements may be disadvantageous to, and more restrictive on, the holders of the Securities. For example, such arrangements may involve holders of the Securities having to wait longer to receive their Conversion Shares than would be the case under the arrangements expected to be entered into with a Conversion Shares Depository. Under these circumstances, the Issuer’s issuance of the Conversion Shares to the relevant recipient in accordance with these alternative arrangements shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities (other than the CSO Obligations, if any).

Holders may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.

Holders may not ultimately receive Conversion Shares upon a Capital Adequacy Trigger Event because the Issuer may elect, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository.

If all of the Conversion Shares are sold in the Conversion Shares Offer, holders shall be entitled to receive, in respect of each Security, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security translated from sterling (as the Conversion Shares Offer Price is stated in sterling) into euro at a then-prevailing exchange rate (less any foreign exchange transaction costs). If some but not all of the Conversion Shares are sold in the Conversion Shares Offer, holders shall be entitled to receive, in respect of each Security, (a) the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security translated from sterling into euro at a then-prevailing exchange rate (less any foreign exchange transaction costs) together with (b) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares. In each case, the cash component of any Conversion Shares Offer Consideration shall be subject to deduction of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

No interest or other compensation is payable in respect of the period elapsed from the Conversion Date to the date of delivery of cash sums or Conversion Shares in the circumstances described above.

Furthermore, the Issuer or the Conversion Shares Depository will provide notice of the results of any Conversion Shares Offer only at the end of the Conversion Shares Offer Period. Accordingly, holders of the Securities would not know the composition of the Conversion Shares Offer Consideration to which they may be entitled until the end of the Conversion Shares Offer Period.

Following an Automatic Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and the Issuer’s CSO Obligations, if any, and the rights of the holders of the Securities will be limited accordingly.

Following an Automatic Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any. All obligations of the Issuer under the Securities (except for the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Securities shall be cancelled on the applicable Cancellation Date.

Although we currently expect that beneficial interests in the Securities will be transferrable between the Conversion Date and the Suspension Date, there is no guarantee that an active trading market will exist for the Securities following the Automatic Conversion. Accordingly, the price received for the sale of any beneficial interest under a Security during this period may not reflect the market price of such Security or the Conversion Shares. Furthermore, transfers of beneficial interests in the Securities may be restricted following the Conversion Date, for example if the clearance and settlement of transactions in the Securities is suspended by a Clearing System at an earlier time than currently expected. In such a situation it may not be possible to transfer beneficial interests in the Securities in such Clearing System and trading in the Securities may cease through such Clearing System.

In addition, we have been advised by Clearstream, Luxembourg and Euroclear that they each will suspend all clearance and settlement of transactions in the Securities on the Suspension Date. As a result, holders of the Securities will not be able to settle the transfer of any Securities through such Clearing System following the Suspension Date, and any sale or other transfer of the Securities that a holder of the Securities may have initiated prior to the Suspension Date with respect to such Clearing System that is scheduled to match or settle after the Suspension Date will be rejected by such Clearing System and will not be matched or settled through such Clearing System.

The Securities will cease to be admitted to trading on the SIX Swiss Exchange after the Suspension Date.

Moreover, although the holders will become beneficial owners of the Conversion Shares upon the issuance of such Conversion Shares to the Conversion Shares Depository and the Conversion Shares will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), no holder will be able to sell or otherwise transfer any Conversion Shares until such time as they are finally delivered to such holder and registered in their name.

Holders will have to submit a Conversion Shares Settlement Notice in order to receive delivery of the Conversion Shares or the Conversion Share Component, if any, of any Conversion Shares Offer Consideration, as applicable.

In order to obtain delivery of the relevant Conversion Shares or the Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, a holder must deliver a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) to the Conversion Shares Depository. The Conversion Shares Settlement Notice must contain certain information, including the holder’s CREST account details. Accordingly, holders of Securities (or their nominee, custodian or other representative) will have to have an account with CREST in order to receive the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable. If a holder of the Securities fails to properly complete and deliver a Conversion Shares Settlement Notice on or before the Notice Cut-off Date, the Conversion Shares Depository shall continue to hold the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is or are so delivered. However, the relevant Securities shall be cancelled on the Final Cancellation Date and any holder of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Conversion Shares (or the relevant Conversion Shares component, if any, of any Conversion Shares Offer Consideration) satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration).

Holders do not have anti-dilution protection in all circumstances.

The number of Conversion Shares to be issued to the Conversion Shares Depository upon an Automatic Conversion will be the aggregate principal amount of the Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date divided by the Conversion Price (rounded down to the nearest whole number of Conversion Shares). The Conversion Price will be adjusted if there is a consolidation, reclassification or subdivision of the Issuer’s ordinary shares, an issuance of ordinary shares in certain circumstances by way of capitalization of profits or reserves, a rights issue, an Extraordinary Dividend or a Qualifying Takeover Event (but only in the situations and only to the extent provided in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution”). There is no requirement that there should be an adjustment for every corporate or other event that may affect the market price of the Conversion Shares. In particular, there will be no adjustment to the Conversion Price if a Takeover Event occurs that is not a Qualifying Takeover Event (because the Acquirer is not an Approved Entity or the New Conversion Condition is not satisfied). Furthermore, the adjustment events that are included are less extensive than those often included in the terms of convertible securities. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Securities.

If a Takeover Event occurs, the Securities may be convertible into shares in an entity other than the Issuer or into unlisted shares.

If a Takeover Event is a Qualifying Takeover Event, then following an Automatic Conversion the Securities shall become convertible or exchangeable into the Approved Entity Shares of the Acquirer at the New Conversion Price as more fully described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution—Qualifying Takeover Event” below. There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and, accordingly, a Qualifying Takeover Event may have an adverse effect on the value of the Securities.

If the Issuer’s ordinary shares become delisted following a Takeover Event which is not a Qualifying Takeover Event or otherwise, there shall be no automatic adjustment to the terms of the Securities and the Securities will remain convertible into unlisted ordinary shares upon an Automatic Conversion. Unlisted shares may be more illiquid than listed shares and may have little or no resale value. In addition, if a Takeover Event is not a Qualifying Takeover Event because the Acquirer is a Governmental Entity, there can be no assurance as to whether the Securities would be convertible into, or exchangeable for, any securities or other instruments of the Acquirer or any other person or entity. Accordingly, a Takeover Event that is not a Qualifying Takeover Event is likely to have an adverse effect on holders or the value of the Securities.

In addition, the Issuer has considerable discretion in determining whether a Qualifying Takeover Event has occurred. A Qualifying Takeover Event requires the New Conversion Condition to be satisfied. For the New

Conversion Condition to be satisfied, among other requirements, the Issuer must determine, in its sole and absolute discretion, that the arrangements to deliver Approved Entity Shares following an Automatic Conversion are in place and that such arrangements would be in the best interest of the Issuer and its shareholders taken as a whole having regard to the interests of its stakeholders (including, but not limited to, the holders of the Securities) and are consistent with applicable law and regulation (including, but not limited to, the guidance of any applicable regulatory body). Therefore, the Issuer may consider factors other than the interests of holders of the Securities in determining whether the New Conversion Condition is satisfied.

Further, a Takeover Event shall occur only where the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in an Acquirer (together with any associate). There can be no assurance that the acquisition by an Acquirer of the right to cast 50% or less of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer will not have an adverse effect on the value of the Securities.

Holders may be subject to disclosure obligations and/or may need approval from the Issuer’s regulator under certain circumstances.

As the holders of the Securities may receive Conversion Shares if a Capital Adequacy Trigger Event occurs, an investment in the Securities may result in holders having to comply with certain disclosure and/or regulatory approval requirements pursuant to applicable laws and regulations following an Automatic Conversion. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, the Issuer (and the U.K. Financial Conduct Authority (the “FCA”)) must be notified by a person when the percentage of voting rights in the Issuer controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and every percentage point thereafter.

Furthermore, as Conversion Shares represent voting securities of a parent undertaking of a number of regulated group entities, under the laws of the United Kingdom, the United States and other jurisdictions, ownership of the Securities themselves (or the Conversion Shares) above certain levels may require the holder of the voting securities to obtain regulatory approval or subject the holder to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Conversion Shares. Accordingly, each potential investor should consult its legal advisers as to the terms of the Securities, in respect of its existing shareholding and the level of holding it would have if it receives Conversion Shares following a Capital Adequacy Trigger Event.

Holders will bear the risk of changes in the fully loaded CET1 Ratio.

The market price of the Securities is expected to be affected by changes in the fully loaded CET1 Ratio. Changes in the fully loaded CET1 Ratio may be caused by changes in the amount of CET1 Capital and/or Risk Weighted Assets (each of which shall be calculated by the Issuer on a fully loaded and consolidated basis and such calculation shall be binding on the trustee and the holders), as well as changes to their respective definition and interpretation under the Capital Regulations. See “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect our fully loaded CET1 Ratio.”

We currently only publicly report our fully loaded CET1 Ratio quarterly as of the period end, and therefore during the quarterly period there is no published updating of the fully loaded CET1 Ratio and there may be no prior warning of adverse changes in our fully loaded CET1 Ratio. However, any indication that the fully loaded CET1 Ratio is moving towards the level of a Capital Adequacy Trigger Event may have an adverse effect on the market price of the Securities. A decline or perceived decline in the fully loaded CET1 Ratio may significantly affect the trading price of the Securities.

The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect our fully loaded CET1 Ratio.

The occurrence of a Capital Adequacy Trigger Event is inherently unpredictable and depends on a number of factors, including those discussed in greater detail in the following paragraphs, any of which may be outside our control. Although we currently publicly report the Group’s fully loaded CET1 Ratio only as of each quarterly period end, the PRA, as part of its supervisory activity, may instruct us to calculate such ratio as of any date, including if we are subject to recovery and resolution actions by the relevant U.K. resolution authority, or we might otherwise determine to calculate such ratio in our own discretion. Moreover, the relevant U.K. resolution authority is likely to allow a Capital Adequacy Trigger Event to occur rather than to resort to the use of public funds. A Capital Adequacy Trigger Event could occur at any time if our fully loaded CET1 Ratio is below 7.00% as of any such calculation date.

Our fully loaded CET1 Ratio may fluctuate during a quarterly period. The calculation of such ratio could be affected by one or more factors, including, among other things, changes in the mix of the Group’s business, major events affecting our earnings, dividend payments by the Issuer, regulatory changes (including changes to definitions and calculations of regulatory capital ratios and their components, including CET1 Capital and Risk Weighted Assets) and the Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those which it may seek to exit. In addition, the Group has capital resources and risk weighted assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the pound sterling equivalent value of foreign currency denominated capital resources and risk weighted assets. As a result, the fully loaded CET1 Ratio is exposed to foreign currency movements.

The calculation of our fully loaded CET1 Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments which modify accounting rules, are not yet in force as of the relevant calculation date, the PRA could require us to reflect such changes in any particular calculation of our fully loaded CET1 Ratio.

Accordingly, accounting changes or regulatory changes may have a material adverse impact on the Group’s calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets, and our fully loaded CET1 Ratio.

Because of the inherent uncertainty regarding whether a Capital Adequacy Trigger Event will occur, it will be difficult to predict when, if at all, an Automatic Conversion may occur. Accordingly, the trading behavior of the Securities is not necessarily expected to follow the trading behavior of other types of security. Any indication that a Capital Adequacy Trigger Event (and subsequent Automatic Conversion) may occur can be expected to have a material adverse effect on the market price of the Securities.

Our fully loaded CET1 Ratio will be affected by our business decisions and, in making such decisions, our interests may not be aligned with those of the holders of the Securities.

As discussed in “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect our fully loaded CET1 Ratio” above, our fully loaded CET1 Ratio could be affected by a number of factors. It will also depend on the Group’s decisions relating to its businesses and operations, as well as the management of its capital position. We will have no obligation to consider the interests of the holders of the Securities in connection with our strategic decisions, including in respect of our capital management. Holders of the Securities will not have any claim against us or any other member of the Group relating to decisions that affect the business and operations of the Group, including our capital position, regardless of whether they result in the occurrence of a Capital Adequacy Trigger Event. Such decisions could cause holders of the Securities to lose all or part of the value of their investment in the Securities.

Implementation of Basel III / CRD IV and additional PRA supervisory expectations.

Introduction

The rules applicable to the capital of financial institutions are being changed across the European Union in order to implement the Basel III measures issued by the Basel Committee on Banking Supervision. The European legislative package consists of a fourth capital requirements Directive and a new capital requirements Regulation, collectively known as “CRD IV.” The CRD IV legislative package was published in the Official Journal of the European Union on June 27, 2013. The Directive is required to be implemented by the member states of the European Union so as to apply from January 1, 2014 and the CRD IV Regulation shall apply directly in the member states of the European Union from January 1, 2014, in each case, with certain exceptions.

CRD IV introduces significant changes in the prudential regulatory regime applicable to banks, including: increased minimum capital ratios; changes to the definition of capital and the calculation of risk weighted assets; and the introduction of new measures relating to leverage, liquidity and funding. CRD IV permits a transitional period for certain of the enhanced capital requirements and certain other measures, such as the CRD IV leverage ratio, which are not expected to be finally implemented until 2018. For the avoidance of doubt, the common equity tier 1 capital ratio trigger for Automatic Conversion is calculated without taking into account any such transitional arrangements (is therefore described as “fully loaded”). Ahead of the anticipated CRD IV timetable (and as indicated by the PRA’s statements of intent set out in its CP5/13 consultation paper described below and as set out in the PRA’s supervisory statement SS3/13 released on November 29, 2013), the PRA’s supervisory expectation is for the Group to meet certain capital and leverage ratio targets within certain prescribed timeframes. The PRA’s current expectation is for the Group to meet an adjusted fully loaded common equity tier 1 capital ratio of 7% by December 31, 2013 and a leverage ratio target of 3% by June 30, 2014, where “adjusted” is a reference to certain adjustments applied by the PRA.

CRD IV requirements adopted in the United Kingdom may change, whether as a result of further changes to CRD IV agreed by EU legislators, binding regulatory technical standards to be developed by the European Banking Authority (the “EBA”) or changes to the way in which the PRA interprets and applies these requirements to U.K. banks (including as regards individual model approvals granted under CRD II and III). Such changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s CRD IV capital, leverage, liquidity and funding ratios or alter the way such ratios are calculated. The PRA announced a consultation paper (CP5/13, Strengthening capital standards: implementing CRD IV) in August 2013 which sets out proposed changes to the PRA rules in order to implement CRD IV in the U.K., as well as consulting on possible changes to supervisory requirements, such as the potential for Pillar 2A requirements to be met partially or fully with CET1 Capital in addition to the minimum capital requirements under CRD IV. No assurance can be given that the proposed changes to the PRA rules will be implemented in the form set out in the consultation paper. On November 29, 2013, the PRA announced that it has decided that firms can meet any future Pillar 2A requirement with a blend of regulatory capital, at least 56% of which must be CET1 capital from January 1, 2015 onwards. If the PRA rules were to be amended in a manner other than as set out in the consultation paper and depending on the content of final binding regulatory technical standards developed by the EBA, it could be materially more difficult for the Group to maintain compliance with prudential requirements. This may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the Group) and changing the Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the Issuer’s capital position.

Leverage: we may be unable to meet the PRA’s expectation regarding our leverage ratio target by June 2014.

In June 2013, following its assessment of the capital adequacy of major U.K. banks and building societies, the PRA introduced a 3% leverage ratio target and subsequently, following discussions between the Issuer and the PRA, the PRA requested that the Issuer plan to achieve this target by June 30, 2014 (as an expectation, rather than as a formal regulatory requirement). In its supervisory statement SS3/13 of November 29, 2013, the PRA set out its capital and leverage expectations for the major U.K. banks and building societies, including the Group. The PRA’s leverage ratio target for the Group will be calculated as fully loaded CET1 Capital (after certain PRA adjustments) together with any qualifying additional tier 1 securities that may be issued, including the Securities, divided by a leverage exposure measure calculated in accordance with Article 429 of the CRD IV Regulation.

On July 30, 2013, the Issuer announced a series of actions designed to achieve the 3% leverage ratio target within the planned timeframe (the “Leverage Plan”). These actions include: (i) a rights issue to raise approximately £5.8 billion in net proceeds, which was completed on October 9, 2013; (ii) measures to reduce the Group’s leverage exposure through a number of management actions that the Issuer believes involve low execution risk; (iii) the retention of earnings and other forms of capital accretion, and (iv) the issuance of additional tier 1 securities, such as the Securities and the US$2 billion of 8.25% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable December 2018 and Every Five Years Thereafter) issued by Barclays PLC on November 20, 2013.

There are a number of risks which may adversely impact our ability to meet the PRA’s leverage ratio target by the expected timeframe of June 2014 and to successfully implement all aspects of the Leverage Plan, including targeted increases to our fully loaded CET1 Capital. For example, we may not be able to issue a sufficient amount of additional tier 1 securities as the completion of an issuance of such securities is subject to market risks and investor demand. In addition, the ability of the Group to retain earnings at the rate anticipated under, and other management expectations or projections underlying, the Leverage Plan will be dependent on the financial performance of the Group, while other identified capital accretive management actions may not result in capital accretion to the extent expected under the Leverage Plan, or at all. Furthermore, a significant trading loss or other extraordinary or unanticipated cost or loss could have a material impact on the earnings and profitability of the Group, which in turn could adversely impact the implementation of the Leverage Plan.

There is also a risk that our financial position may diverge from management’s current expectations or projections, adversely affecting our ability to achieve the PRA’s leverage ratio target.

If we fail to implement the Leverage Plan in full and we consider that we may not meet all of the supervisory expectations of the PRA in relation to leverage by June 30, 2014, we may have to take additional or alternative measures, which would be discussed with the PRA. Additional or alternative measures to address any then outstanding leverage gap could include further reducing leverage exposure (including through asset sales or through making changes to the Group’s business model), limiting discretionary distributions (including interest payments on additional tier 1 securities, such as the Securities), reducing lending to customers and clients and/or taking additional measures to strengthen the Issuer’s capital position. If, following discussions with the PRA, the Group were to take additional or alternative measures to improve its leverage position, these may be subject to greater risks and uncertainties than, and may not be as beneficial to the Group and its stakeholders as, the measures contemplated under the Leverage Plan. Accordingly, this might have a damaging effect on the Group’s business and lead to a decrease in investor confidence in the Group, an adverse impact on its reputation and/or negatively affect the market price of the Securities.

Finally, the level and basis of the calculation of the PRA’s leverage ratio target may change, reflecting changes to Article 429 of CRD IV (which currently remains subject to review by the EBA and further legislative proposals in the European Union). The PRA may amend the adjustments required in the calculation of such ratio and it can also change its approach to the leverage ratio target more generally, which may lead us to or take additional or alternative measures to those described above.

Fully loaded CET1 Ratio: CRD IV introduces a new calculation of common equity tier 1 capital and risk weighted assets. Future regulatory changes to the calculation of common equity tier 1 capital and/or risk weighted assets may negatively affect our fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which you could lose all or part of the value of your investment in the Securities.

Under CRD IV, we will be required to calculate our capital resources for regulatory purposes on the basis of “common equity tier 1 capital” instead of “core tier 1 capital” and calculate our risk weighted assets or total risk exposure amount, which represent our assets adjusted for their associated risk, on a different basis than we did prior to CRD IV. The CRD IV legislation sets out a minimum pace of introduction of these enhanced capital requirements (the “Transitional Provisions”). The Transitional Provisions are designed to implement certain CRD IV requirements in stages over a prescribed period; however, each of the European Union Member States has the discretion to accelerate that minimum pace of transition.

In the United Kingdom, the PRA has proposed to accelerate the introduction of certain of the enhanced capital requirements under CRD IV and, in accordance with the PRA’s consultation paper (CP5/13, Strengthening capital standards: implementing CRD IV, dated August 2013), we expect that the PRA will require the Group to meet certain capital targets within certain prescribed timeframes, without having regard to any Transitional Provisions in that respect. Therefore, for the purposes of the Securities, we will calculate our CET1 Capital and Risk Weighted Assets without applying the Transitional Provisions and will instead calculate our CET1 Ratio on a so-called “fully loaded” basis, which is a more stringent basis than under the CRD IV regime and will lead to the CET1 Ratio as defined for purposes of the Securities to be lower than it would be were we to calculate the common equity tier 1 ratio applying the Transitional Provisions to our calculation of common equity tier 1 capital and risk weighted assets.

We have previously announced that were we to calculate our fully loaded CET1 Ratio using our current interpretation of the CRD IV rules as described below and assuming such rules were applied as of September 30, 2013, which was prior to the completion of the rights issue to raise £5.8 billion that is part of the Leverage Plan, our fully loaded CET1 Ratio would have been approximately 8.4% (or approximately 9.6% assuming the rights issue had been completed as of such date). We calculate our fully loaded CET1 Ratio without applying the Transitional Provisions and assuming all of CRD IV is applied in the form that we currently expect it to apply. Our fully loaded CET1 Ratio is a non-IFRS measure, and our interpretation of CRD IV and the basis of our calculation of this financial measure may be different from those of other financial institutions. For more information on how this ratio is calculated, see pages 4 and 37 of our Form 6-K filed with the SEC on October 30, 2013 and incorporated by reference into this prospectus supplement.

Any changes that may occur in the application of the CRD IV rules in the United Kingdom subsequent to the date of this prospectus supplement and/or any subsequent changes to such rules and other variables may individually and/or in the aggregate negatively affect our fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which you could lose all or part of the value of your investment in the Securities.

We may redeem the Securities at our option in certain situations.

We may, at our option, redeem the Securities, in whole but not in part, at any time at a price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation” below) to (but excluding) the date fixed for redemption, if a Regulatory Event or a Tax Event has occurred, as more particularly described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Regulatory Event Redemption” and “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Tax Redemption,” respectively. In addition, we may, at our option, redeem the Securities, in whole but not in part, on each Reset Date at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation” below) to (but excluding) the date fixed for redemption. If we redeem the Securities, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the Securities is subject to us obtaining the PRA’s prior consent, regardless of whether such redemption would be favorable or unfavorable to you. Furthermore, you have no right to require us to redeem the Securities.

Our obligations under the Securities will be unsecured and subordinated, and the rights of the holders of Conversion Shares will be further subordinated.

Our obligations under the Securities will be unsecured and subordinated to all of the Issuer’s existing and future obligations to Senior Creditors. In addition, payment of principal or interest in respect of the Securities cannot be made in respect of the Securities except to the extent that the Issuer could make such payment and still satisfy the Solvency Condition (as defined under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Ranking” below) immediately thereafter.

If (a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or (b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend, then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors (as defined under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Ranking” below), and on the assumption that the amount that such holder of Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant Security and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of Securities on a return of assets in such winding-up or such administration if the Conversion Date in respect of an Automatic Conversion had occurred immediately before the occurrence of such events specified in (a) or (b) above.

Therefore, if Barclays PLC were to be wound up or placed into administration, the Barclays PLC liquidator or administrator would first apply assets of Barclays PLC to satisfy all rights and claims of Senior Creditors. If Barclays PLC does not have sufficient assets to settle claims of such Senior Creditors in full, the claims of the holders of the Securities will not be settled and, as a result, the holders will lose the entire amount of their investment in the Securities. The Securities will share equally in payment with claims under Parity Securities (or, with claims in respect of ordinary shares, in the event of a winding-up or administration occurring in the intervening period between a Capital Adequacy Trigger Event and the Conversion Date) if Barclays PLC does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders could lose all or part of their investment.

In addition, holders should be aware that, upon the occurrence of an Automatic Conversion, all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), and each holder will be effectively further subordinated due to the change in their status on a winding-up or administration after the Conversion Date from being the holder of a debt instrument ranking ahead of holders of ordinary shares to being the holder of ordinary shares of the Issuer or the beneficial owner of ordinary shares of the Issuer as evidenced by the Security. As a result, upon the occurrence of an Automatic Conversion, the holders could lose all or part of their investment in the Securities irrespective of whether the Issuer has sufficient assets available to settle what would have been the claims of the holders of the Securities or other securities subordinated to the same extent as the Securities, in winding-up proceedings or otherwise. Therefore, even if other securities that rank pari passu with the Securities are paid in full, following the Conversion Date in respect of an Automatic Conversion, the holders will have no rights to the repayment of the principal amount of the Securities or the payment of interest on the Securities and will rank as holders of ordinary shares of the Issuer (or beneficial owners of ordinary shares of the Issuer).

The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries upon the liquidation of such subsidiaries may be subject to prior claims of some of such subsidiary’s creditors and preference shareholders.

The Issuer is a holding company that currently has no significant assets other than its investment in Barclays Bank PLC. As a holder of ordinary shares in Barclays Bank PLC (or any of its subsidiaries), the Issuer’s right to participate in the assets of Barclays Bank PLC (or any other subsidiary) if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and preference shareholders, except in the limited circumstance where the Issuer is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims of other of the subsidiary’s creditors and/or preference shareholders against such subsidiary. Accordingly, if Barclays Bank PLC or any of the Issuer’s other subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the Securities would have no right to proceed against the assets of Barclays Bank PLC or such other subsidiary, and (ii) the liquidator of Barclays Bank PLC or such other subsidiary would first apply the assets of Barclays Bank PLC or such other subsidiary to settle the claims of the creditors of Barclays Bank PLC or such other subsidiary, including holders (which may include the Issuer) of preference shares and other Tier 1 capital instruments of Barclays Bank PLC or such other subsidiary, before the Issuer, to the extent it is as an ordinary shareholder of Barclays Bank PLC or such other subsidiary, would be entitled to receive any distributions from Barclays Bank PLC or such other subsidiary.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of our leverage and capital ratios, there is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the Securities offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Securities on a liquidation or winding-up of Barclays PLC and may limit our ability to meet our obligations under the Securities. In addition, the Securities do not contain any restriction on Barclays PLC issuing securities that may have preferential rights to the Securities or securities with similar or different provisions to those described herein.

Holders of the Securities will have limited remedies.

Payment of principal on the Securities shall be accelerated only in the event of certain events of a winding-up or administration involving us that constitute a Winding-up Event before the occurrence of a Capital Adequacy Trigger Event. Under the terms of the Indenture, a Winding-up Event results if either (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend. There is no right of acceleration in the case of non-payment of principal or interest on the Securities or of our failure to perform any of our obligations under or in respect of the Securities.

The sole remedy against us available for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the Securities is, subject to certain conditions and to the provisions set forth in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Default and Remedies—Trust Indenture Act remedies,” for the trustee to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Although the trustee may institute such proceedings against us as it may think fit to enforce any term, obligation or condition binding on us under the Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (referred to herein as Performance Obligations), we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages). The breach by us of any Performance Obligation shall not give the trustee (acting on behalf of the holders of the Securities) and/or the holders of the Securities a claim for damages and, in such circumstances, the sole and exclusive remedy that the trustee (acting on behalf of the holders of the Securities) and the holders of the Securities may seek under the Securities and the Indenture is specific performance under New York law. Furthermore, by its acquisition of the Securities, each holder of the Securities acknowledges and agrees that such holder will not seek, and will not direct the trustee (acting on behalf of the holders) to seek, a claim for damages against the Issuer in respect of a breach by us of a Performance Obligation and that the sole and exclusive remedy that such holder and the trustee (acting on behalf of the holders) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law.

The remedies under the Securities are more limited than those typically available to our unsubordinated creditors.

No interest will be due and payable if such interest has been cancelled or deemed cancelled (in each case, in whole or in part) as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation” below. Accordingly, no default in payment or otherwise under the Securities will have occurred or be deemed to have occurred in such circumstances.

Following the occurrence of an Automatic Conversion, all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, and no principal or interest can become due and payable after such date. An Automatic Conversion will not constitute a default or a Winding-up Event under the Indenture.

Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities is not a Winding-up Event or a default in payment or otherwise.

For further detail regarding the limited remedies of the trustee and the holders of the Securities, see “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Default and Remedies” and “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Trustee’s Duties” in this prospectus supplement.

Regulatory action in the event of a bank failure could materially adversely affect the value of the Securities.

European resolution regime and loss absorption at the point of non-viability.

On June 6, 2012, the European Commission published a legislative proposal for a directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms (the “Recovery and Resolution Directive” or “RRD”). The stated aim of the RRD is to provide supervisory authorities, including the relevant U.K. resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses.

The powers proposed to be granted to supervisory authorities under the draft RRD include (but are not limited to) the introduction of a statutory “write-down and conversion power” and a “bail-in” power, which would give the relevant U.K. resolution authority the power to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities (which could include the Securities) of a failing financial institution and/or to convert certain debt claims (which could include the Securities) into another security, including ordinary shares of the surviving Group entity, if any. It is currently contemplated that the majority of measures (including the write-down and conversion powers relating to Tier 1 capital instruments, such as the Securities, and Tier 2 capital instruments) set out in the draft RRD will be implemented with effect from January 1, 2015, with the bail-in power for other eligible liabilities expected to be introduced by January 1, 2018. However, the draft RRD is not in final form, and changes may be made to it in the course of the legislative process and anticipated implementation dates could change. Moreover, as discussed under “Bail-in option in the Banking Act” below, the current proposed amendments to the Banking Act are likely to accelerate the implementation timeframe of some or all of these resolution powers in the United Kingdom. See also “Under the terms of the Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.”

As well as a “write-down and conversion power” and a “bail-in” power, the powers currently proposed to be granted to the relevant U.K. resolution authority under the draft RRD include the power to (i) direct the sale of the relevant financial institution or the whole or part of its business on commercial terms without requiring the consent of the shareholders or complying with the procedural requirements that would otherwise apply, (ii) transfer all or part of the business of the relevant financial institution to a “bridge bank” (a publicly controlled entity) and (iii) transfer the impaired or problem assets of the relevant financial institution to an asset management vehicle to allow them to be managed over time. In addition, the draft RRD proposes, among the broader powers proposed to be granted to the relevant resolution authority, to provide powers to the relevant resolution authority to amend the maturity date and/or any interest payment date of debt instruments or other eligible liabilities of the relevant financial institution and/or impose a temporary suspension of payments.

The RRD contains safeguards for shareholders and creditors in respect of the application of the “write down and conversion” and “bail-in” powers which aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

There remains significant uncertainty regarding the ultimate nature and scope of these powers and, if ever implemented, how they would affect the Group and the Securities. Accordingly, it is not yet possible to assess the full impact of the draft RRD on the Group and on holders of the Securities, and there can be no assurance that, once it is implemented, the manner in which it is implemented or the taking of any actions by the relevant U.K. resolution authority currently contemplated in the draft RRD would not adversely affect the rights of holders of the Securities, the price or value of an investment in the Securities and/or our ability to satisfy our obligations under the Securities.

Article 518 of the CRD IV Regulation states that if the RRD is not adopted by December 31, 2015, the European Commission should review and report whether the CRD IV Regulation should be amended so as to include write-down and conversion powers to ensure that relevant capital instruments fully absorb losses at the point of non-viability of the issuing institution and before any other resolution action is taken. There is a risk that such an amendment would result in the Securities being used to absorb losses on the occurrence of a non-viability event.

The exercise of any such power or any suggestion of such exercise could, therefore, materially adversely affect the value of any Securities subject to the RRD and could lead to the holders of the Securities losing some or all of their investment in the Securities.

U.K. resolution regime.

In the United Kingdom, the Banking Act 2009, as amended (the “Banking Act”) provides for a regime (the “resolution regime”) to allow the Bank of England (or, in certain circumstances, U.K. HM Treasury (the “U.K. Treasury”)) to resolve failing banks in the United Kingdom, in consultation with the PRA, the FCA and U.K. Treasury, as appropriate. Under the Banking Act, these authorities are given powers, including (a) the power to make share transfer orders pursuant to which all or some of the securities issued by a U.K. bank may be transferred to a commercial purchaser or the U.K. government; and (b) the power to transfer all or some of the property, rights and liabilities of a U.K. bank to a commercial purchaser or Bank of England entity. A share transfer order can extend to a wide range of securities, including shares and bonds issued by a U.K. bank (including Barclays Bank PLC) or its holding company (the Issuer) and warrants for such shares and bonds. Certain of these powers have been extended to companies within the same group as a U.K. bank and a consultation on the secondary legislation to determine the scope of such extension has been published. We expect that, by virtue of such extension, the Issuer would be within the scope of certain of the Banking Act powers.

The Banking Act also gives the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers. The Banking Act powers apply regardless of any contractual restrictions and compensation may be payable in the context of both share transfer orders and property appropriation.

The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect.

If these powers were to be exercised in respect of the Issuer (or any member of the Group), there could be a material adverse effect on the rights of holders of Securities, including through a material adverse effect on the price of the Securities.

Bail-in option in the Banking Act.

On October 1, 2013, the U.K. Government published amendments to the Financial Services (Banking Reform) Bill (the “Banking Reform Bill”), which include amendments to the Banking Act to insert a bail-in option among the powers of the U.K. resolution authority.

The bail-in option is introduced as an additional power available to the U.K. resolution authority, to enable it to recapitalise a failed institution by allocating losses to its shareholders and unsecured creditors in a manner that ought to respect the hierarchy of claims in an insolvency of a relevant financial institution, consistent with shareholders and creditors of financial institutions not receiving less favourable treatment than they would have done in insolvency. The bail-in option includes the power to cancel a liability or modify the terms of contracts for the purposes of reducing or deferring the liabilities of the bank under resolution and the power to convert a liability from one form to another. The conditions for use of the bail-in option are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) it is not reasonably likely that any other action can be taken to avoid the bank’s failure and (iii) the U.K. resolution authority determines that it is in the public interest to exercise the bail-in power.

It is expected that the Banking Reform Bill will be passed by the U.K. Parliament in early 2014 and, thereafter, the U.K. Treasury will stipulate the date on which the majority of the provisions will enter into force. However, the Banking Reform Bill is still in draft form and may be subject to change. There can be no assurance that, once the bail-in option enters into force, the manner in which it is finally adopted will be consistent with the current draft of the Banking Reform Bill. See also “Under the terms of the Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.”

In announcing the introduction of the bail-in option, the U.K. Government expressed that it was confident that such powers could be introduced without the risk of having to adapt to a radically different regime when the RRD is implemented, given the legislative progress of the RRD. However, the RRD is still in draft form and changes may be made to the expected powers, which may require amendments to the bail-in option proposed to be inserted in the Banking Act. Therefore, it is not yet possible to assess the full impact of the draft RRD on the Group and on holders of the Securities, as explained above in “European resolution regime and loss absorption at the point of non-viability.”

In addition, the Banking Act may be amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

For more information on changes in law, see “—Other changes in law may adversely affect the rights of holders of the Securities.”

Under the terms of the Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

By its acquisition of the Securities, each holder of the Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all or a portion of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities to give effect to the exercise by the relevant U.K. resolution authority of such bail-in power. Each holder of the Securities further acknowledges and agrees that the rights of the holders of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the Securities losing all or a part of the value of your investment in the Securities or receiving a different security from the Securities, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Securities. For more information, see “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power.” See also “—Regulatory action in the event of a bank failure could materially adversely affect the value of the Securities.”

The circumstances under which the relevant U.K. resolution authority would exercise its proposed U.K. Bail-in Power are currently uncertain.

Despite there being proposed pre-conditions for the exercise of the U.K. Bail-in Power, there remains uncertainty regarding the specific factors which the relevant U.K. resolution authority would consider in deciding whether to exercise the U.K. Bail-in Power with respect to the relevant financial institution and/or securities, such as the Securities, issued by that institution.

Moreover, as the final criteria that the relevant U.K. resolution authority would consider in exercising any U.K. Bail-in Power are expected to provide it with considerable discretion, holders of the Securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such U.K. Bail-in Power and consequently its potential effect on the Group and the Securities.

The rights of holders of the Securities to challenge the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority are likely to be limited.

As the Banking Reform Bill and the draft RRD are subject to change, there is uncertainty as to the extent, if any, that due process rights or procedures will be provided to holders of securities (including the Securities) subject to the U.K. Bail-in Power and to the broader resolution powers of the relevant U.K. resolution authority when the final RRD rules are implemented in the United Kingdom. Therefore, holders of the Securities may have limited rights to challenge any decision of the relevant U.K. resolution authority to exercise its U.K. Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Other changes in law may adversely affect the rights of holders of the Securities.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Securities, which may have an adverse effect on an investment in the Securities.

In addition, any change in law or regulation that triggers a Regulatory Event or a Tax Event would entitle us, at our option, to redeem the Securities, in whole but not in part, as more particularly described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Regulatory Event Redemption” and “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Tax Redemption,” respectively. See also “—We may redeem the Securities at our option in certain situations.”

Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the Securities and, therefore, affect the trading price of the Securities given the extent and impact on the Securities that one or more regulatory or legislative changes, including those described above, could have on the Securities.

The financial services industry continues to be the focus of significant regulatory reforms which may adversely affect the Group’s business, financial performance and capital plans.

A number of regulators are currently proposing or considering legislation and rule making that could have a significant impact on the future legal entity structure, business mix and management of the Group:

•	The U.K. Financial Services (Banking Reform) Bill, which, if passed, would give the U.K. authorities the power to implement the key recommendations of the U.K.’s Independent Commission on Banking,

including: (i) the separation of the U.K. and European Economic Area retail banking activities of the largest U.K. banks into a legally distinct, operationally separate and economically separate and independent entity (so-called “ring fencing”), (ii) statutory depositor preference in insolvency and (iii) a reserve power for the PRA to enforce full separation of the retail operations of U.K. banks to which the reforms apply under certain circumstances;

•	The European Union High-Level Expert Group Review (the Liikanen Review) on reform of the structure of the European Union banking sector, which includes recommendations for the mandatory separation of proprietary trading and other high-risk trading activities (subject to thresholds) from deposit-taking banks (and on which the European Commission has subsequently consulted);

•	U.S. Federal Reserve proposals to implement section 165 of the Dodd-Frank Act to require the U.S. subsidiaries of foreign banks operating in the U.S. to be held under a U.S. intermediate holding company subject to a comprehensive set of prudential, supervisory and local capital requirements prescribed by U.S. regulators, and to implement section 166 (early remediation requirements). Under the current proposals, the intermediate holding company would be required to meet the enhanced prudential standards and early remediation requirements that are, to a large degree, the same as those applicable to similar U.S. bank holding companies, including some requirements previously assessed as not being applicable to the Group. The U.S. Federal Reserve proposals, if adopted in their current form, have the potential to significantly increase the absolute and regulatory costs of the Issuer’s U.S. operations. It is also possible that the implementation of section 165 could have a more onerous effect in relation to the U.S. subsidiaries of foreign banks than on U.S. bank holding companies; and

•	The European Commission’s proposal for a directive providing for a new European Union framework for the recovery and resolution of credit institutions and investment firms (the “Recovery and Resolution Directive” or “RRD”). For more information, see “—Regulatory action in the event of a bank failure could materially adversely affect the value of the Securities” above.

These laws and regulations and the way in which they are interpreted and implemented by regulators may have a number of significant consequences, including changes to the legal entity structure of the Group, changes to how and where capital and funding is raised and deployed within the Group, increased requirements for loss-absorbing capacity within the Group and/or at the level of certain legal entities or sub-groups within the Group and potential modifications to the Group’s business mix and model (including potential exit of certain business activities). These and other regulatory changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore the Issuer’s, performance and financial condition, which could in turn affect the levels of CET1 Capital and Risk Weighted Assets and, therefore, the resulting fully loaded CET1 Ratio. It is not yet possible to predict the detail of such legislation or regulatory rulemaking or the ultimate consequences to the Group or the holders of the Securities which could be material.

See also “—Implementation of Basel III / CRD IV and additional PRA supervisory expectations.”

There may not be any trading market for the Securities.

The Securities are a new issue of securities and have no established trading market. Although application will be made to have the Securities admitted to listing and to trading on the SIX Swiss Exchange, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, it may not be liquid and may not continue for the term of the Securities. The liquidity and the market prices for the Securities can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of Securities. If the secondary market for the Securities is limited, there may be few buyers and this may reduce the price you receive.

Although the underwriters have advised us that they presently intend to make a market in the Securities after completion of the offering, they are under no obligation to do so and may discontinue any market-making activities at any time without notice.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Securities could cause the liquidity or market value of the Securities to decline.

Upon issuance, the Securities will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, we are under no obligation to ensure the Securities are rated by any rating agency and any rating initially assigned to the Securities may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. If the Issuer determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Securities.

The Securities are not investment grade and are subject to the risks associated with non-investment grade securities.

The Securities, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the Issuer, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Securities.

You may be subject to U.S. tax upon adjustments (or failure to make adjustments) to the Conversion Price and the Conversion Shares Offer Price even though you do not receive a corresponding cash distribution.

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment in certain circumstances, as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution” below. If, as a result of adjustments (or failure to make adjustments), your proportionate interest in our assets or earnings were deemed to be increased for U.S. federal income tax purposes, you may be treated as having received a taxable distribution for these purposes, without the receipt of any cash or property. See “Tax Considerations—Material U.S. Federal Income Tax Consequences—Adjustment of the Conversion Price and Conversion Shares Offer Price” for a further discussion of these U.S. federal tax implications.

The proposed financial transactions tax (“FTT”) may negatively affect holders of the Securities or the Issuer.

The European Commission has published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the Securities (including secondary market transactions) in certain circumstances.

Under current proposals the FTT could apply in certain circumstances to persons both within and outside the participating Member States. Generally, it would apply to certain dealings in the Securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and is the subject of legal challenge. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the Securities are advised to seek their own professional advice in relation to the FTT.

Although the effect of these proposals on us will not be known until the legislation is finalized, the FTT may also adversely affect certain of our businesses.

USE OF PROCEEDS

After deduction of the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at €            , the net proceeds from the sale of the Securities are estimated to be €            . We intend to use the proceeds of the offering for general corporate purposes and to strengthen further our regulatory capital base, which may include investments in, or capital contributions to, our subsidiaries.

DESCRIPTION OF FIXED RATE RESETTING PERPETUAL SUBORDINATED CONTINGENT CONVERTIBLE SECURITIES

The following description of the Securities supplements (and, where different from, supersedes) the description of the Securities in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the Securities.

The Securities will constitute a series of Contingent Convertible Securities issued under the Contingent Convertible Securities Indenture entered into on November 20, 2013 between us and The Bank of New York Mellon, London Branch, as trustee, as supplemented by the Second Supplemental Indenture expected to be entered into on December     , 2013. The terms of the Securities include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this prospectus supplement, unless otherwise defined herein, have the meaning given to them in the Indenture. We filed the form of Original Indenture as an exhibit to the post-effective Amendment No. 1 to Form F-3 filed on July 29, 2013, and will file the Second Supplemental Indenture as an exhibit to a report on Form 6-K on or about December     , 2013.

The Securities will be issued in an aggregate principal amount of €             and will have no fixed maturity or fixed redemption date. From (and including) the date of issuance to (but excluding)                     , the interest rate on the Securities will be         % per annum. From (and including) each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date and         %. Subject to the conditions described under “—Interest Cancellation” below and to the last sentence of this paragraph, interest, if any, will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year. The first date on which interest may be paid will be March 15, 2014 for the period commencing on (and including) December     , 2013, and ending on (but excluding) March 15, 2014.

The regular record dates for the Securities will be the close of business (in the relevant Clearing System) on the Clearing System Business Day immediately preceding each interest payment date (or, if the Securities are held in definitive form, the 15th business day preceding each interest payment date). The Reset Dates are                      and each fifth anniversary date thereafter, commencing                     . The Reset Determination Date is the second Payment Business Day immediately preceding each Reset Date.

“Mid-Market Swap Rate” is the mid-market euro swap rate EURIBOR basis having a five-year maturity appearing on Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (Frankfurt time) on the relevant Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) Five-year Mid-Market Swap Rate Quotations provided by the principal office of each of four major banks in the euro swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Reset Determination Date) (the “Reference Banks”) at approximately 11:00 a.m. (Frankfurt time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Reset Determination Date and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such Five-year Mid-Market Swap Rate Quotations. If the relevant Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the relevant Mid-Market Swap Rate shall be the mid-market euro swap rate EURIBOR basis having a five-year maturity that appeared on the most recent Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (Frankfurt time) on each Reset Determination Date, as determined by the Calculation Agent.

“Five-year Mid-Market Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating euro interest rate swap transaction which: (i) has a term of five years commencing on the applicable Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on six-month EURIBOR (calculated on an Actual/360 day count basis).

If any interest payment date is not a Payment Business Day, we may pay interest (if any) on the next Payment Business Day, but interest on that payment will not accrue during the period from and after the interest payment date. If a date of redemption is not a Payment Business Day, we may pay interest (if any) and principal on the next succeeding Payment Business Day, but interest on that payment will not accrue during the period from and after the date of redemption.

“Payment Business Day” means any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in London, United Kingdom or, if the Securities are held in definitive form, in the case of payment by transfer to a euro account (or other account to which euro may be credited or transferred), any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in London, United Kingdom; and in the case of surrender (or, in the case of part payment only, endorsement) of any Securities in definitive form, any day on which banks are open for general business (including dealings in foreign currencies) in the place in which the Securities in definitive form are surrendered (or, as the case may be, endorsed).

“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Settlement Day” means any day on which TARGET2 is open for the settlement of payments in euro.

If any Reset Date is not a Payment Business Day, the Reset Date shall occur on the next Payment Business Day. For the avoidance of doubt, if the Reset Date is not a Payment Business Day and accordingly the Reset Date occurs on the next Payment Business Day (the “Adjusted Reset Date”), then the equal quarterly payment of interest (if paid) on the next interest payment date will reflect interest for the entire interest period (including any portion of such interest period occurring before the Adjusted Reset Date) at the interest rate that applies to the Adjusted Reset Date, and not at the interest rate that applied to the quarterly interest period immediately preceding such Adjusted Reset Date. In addition and for the avoidance of doubt, in connection with any optional redemption of the Securities as described under “Redemption—Optional Redemption” below, if the Reset Date is not a Payment Business Day, as described above, we may pay the interest (if any) and principal on the Adjusted Reset Date, but interest on that payment will not accrue during the period from and after the last interest payment date.

General

Book-entry interests in the Securities will be issued in minimum denominations of €200,000 and in integral multiples of €1,000 in excess thereof (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). Prior to an Automatic Conversion, the aggregate Tradable Amount of the book-entry interests in each Security shall be equal to such Security’s principal amount. Following an Automatic Conversion, the principal amount of each Security shall be zero (as described below under “—Automatic Conversion Upon Capital Adequacy Trigger Event”) but the Tradable Amount of the book-entry interests in each Security shall remain unchanged. Subject to the conditions described herein, interest on the Securities, if any, will be computed and payable in arrear and on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

The principal corporate trust office of the trustee in the City of London is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Securities in fully registered form. The Securities will be represented by one or more global certificates deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record your beneficial interest on their books. The underwriters expect to deliver the Securities through the facilities of Clearstream, Luxembourg and/or Euroclear against payment in immediately available funds on or about December     , 2013. Secondary market trading through Clearstream, Luxembourg and/or Euroclear will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems.

Definitive debt securities will only be issued in the limited circumstances described under “Global Securities—Special Situations When a Global Security Will be Terminated” in the accompanying prospectus.

Payment of principal of and interest (if any) on the Securities, so long as the Securities are represented by global certificates, will be made in immediately available funds. Owners of book-entry interests in the Securities will receive payments relating to their Securities in euros. Beneficial interests in the global certificates will trade in the same-day funds settlement system of the Clearing Systems, and secondary market trading activity in such interests will therefore settle in same-day funds. The Issuer currently expects such trading and settlement to continue in the period between the Conversion Date and the Suspension Date.

We may, without the consent of the holders of the Securities, issue additional securities having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Securities described in this prospectus supplement except for the price to the public and issue date. Any such additional securities, together with the Securities offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Securities or other debt securities that we or our subsidiaries may issue under the Indenture and there is no restriction on us issuing securities that may have preferential rights to the Securities or securities with similar or different provisions to those described herein.

The term “Clearing System Business Day” means a day on which each Clearing System for which any global certificate is being held is open for business, and the term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law to close in London, United Kingdom.

Interest Cancellation

Interest Payments Discretionary

Interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. For the avoidance of doubt, if the Issuer provides notice to cancel a portion, but not all, of an interest payment and the Issuer subsequently does not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such remaining portion of the interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Because the Securities are intended to qualify as additional tier 1 capital under CRD IV, the Issuer may cancel (in whole or in part) any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may use such cancelled payments without restriction to meet its other obligations as they become due.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restriction on Interest Payments

Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a)	the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition (as defined under “—Ranking” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

“Distributable Items” shall have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the Securities or any Junior Securities.” Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the latest financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the Securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the Securities in a winding-up or administration of the Issuer.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation

By acquiring the Securities, holders of the Securities acknowledge and agree that:

(a)	interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Notice of Interest Cancellation

If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the Securities through the Clearing Systems (or, if the Securities are held in definitive form, to the holders at their addresses shown on the register for the Securities) and to the trustee directly on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) business days prior to the relevant interest payment date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the Securities any rights as a result of such failure.

Ranking

The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of the Securities in respect of or arising from the Securities will be subordinated to the claims of Senior Creditors.

If:

(a)	an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b)	following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant Security and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of Securities on a return of assets in such winding-up or such administration if the Conversion Date in respect of an Automatic Conversion had occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer referred to above, payments in respect of or arising from the Securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). The Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the Securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

Because of the subordination described above, in the event of our winding-up in England (or in any other jurisdiction which we are incorporated), our Senior Creditors may recover more, ratably, than the holders of the Securities and any Parity Securities. Currently, we have no limitations on issuing indebtedness which would constitute the claims of Senior Creditors.

In addition, the Issuer is a holding company that currently has no significant assets other than its investment in Barclays Bank PLC. As a holder of ordinary shares in Barclays Bank PLC (or any of its subsidiaries), the Issuer’s right to participate in the assets of Barclays Bank PLC (or any other subsidiary) if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and preference shareholders, except in the limited circumstance where the Issuer is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims of other of the subsidiary’s creditors and/or preference shareholders against such subsidiary. See “Risk Factors—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries upon the liquidation of such subsidiaries may be subject to prior claims of some of such subsidiary’s creditors and preference shareholders.”

No Set-off

Subject to applicable law, no holder of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the Securities and each holder of Securities shall, by virtue of its holding of any Securities, be deemed to have waived all such rights of set-off, compensation or retention.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The PRA has requested us to address in the terms of the Securities the requirements envisaged in Article 50 of the draft RRD, and we have accordingly included the following two paragraphs in the terms of the Securities:

By its acquisition of the Securities, each holder of the Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the Securities further acknowledges and agrees that the rights of the holders of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

According to the principles proposed in the draft RRD, we expect that the relevant U.K. resolution authority would exercise its U.K. Bail-in Powers in respect of the Securities having regard to the hierarchy of creditor claims and that the holders of the Securities would be treated pari passu with all claims under Parity Securities at that time being subjected to the exercise by the relevant U.K. resolution authority of the U.K. Bail-in Powers (or, with claims in respect of ordinary shares, in the event the exercise of such U.K. Bail-in Power occurs in the intervening period between a Capital Adequacy Trigger Event and the Conversion Date).

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

See also “Risk Factors—Under the terms of the Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.”

By its acquisition of the Securities, each holder of the Securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities, the Issuer shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by, or on behalf of, the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. At any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, and any interest on, the Securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•	the holder or the beneficial owner of the Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the Security, or the collection of any payment of, or in respect of, the principal of, or any interest on, any Securities;

•	except in the case of our winding-up in England the relevant Security is presented for payment in the United Kingdom;

•	the relevant Security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the Security for payment at the close of such 30-day period;

•	the holder or the beneficial owner of the relevant Securities or the beneficial owner of any payment of (or in respect of) principal of, or any interest on Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•	such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	the relevant Security is presented for payment by, or on behalf of, a holder who would have been able to avoid such deduction or withholding by presenting the relevant Security to another paying agent in a member state of the European Union or elsewhere; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the Securities had been the holder of the Securities.

Whenever we refer in this prospectus supplement and in the accompanying prospectus to the payment of the principal of, or any interest on, or in respect of, the Securities, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

For the avoidance of doubt, any amounts to be paid by us on the Securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Securities and the Indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by a paying agent as described in this paragraph will be treated as paid to the holder of the Securities, and we will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph explicitly provide otherwise.

Redemption

Optional Redemption

We may, at our option, redeem the Securities, in whole but not in part, on any Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Regulatory Event Redemption

If there is a change in the regulatory classification of the Securities that occurs on or after the issue date of the Securities and that does, or would be likely to, result in any of the outstanding aggregate principal amount of the Securities ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”), we may, at our option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

“Tier 1 Capital” means Tier 1 capital for the purposes of the Capital Regulations.

As a financial institution, we are required to hold certain kinds and amounts of capital to help us meet our obligations as they fall due. Under CRD IV, this capital includes both “Tier 1 capital” and “Tier 2 capital,” with Tier 1 capital divided into “common equity Tier 1 capital” and “additional tier 1 capital.” The Securities are intended to qualify as additional tier 1 capital under CRD IV. Additional tier 1 capital under CRD IV consists of (i) perpetual subordinated capital instruments that meet the requirements set out in CRD IV to ensure that they are sufficiently loss absorbent on a “going concern” basis (i.e., capital that absorbs losses enabling the relevant credit institution to avoid insolvency) and (ii) the share premium account related to such instruments. Under CRD IV, Tier 2 capital broadly includes qualifying subordinated debt that provides loss absorption on a “gone concern” basis (i.e., capital that absorbs losses in an insolvency prior to senior creditors suffering any losses). Both Tier 1 capital and Tier 2 capital items are subject to deductions that are specific to each type of capital as provided under CRD IV. As of the date of this prospectus supplement, the Directive that forms part of CRD IV has not yet been implemented in the United Kingdom and the CRD IV Regulation is expected to apply in the United Kingdom from January 1, 2014. For more information, see “Risk Factors—Other changes in law may adversely affect the rights of holders of the Securities.” and “Risk Factors—Implementation of Basel III / CRD IV and additional PRA supervisory expectations.”

Tax Redemption

We may, at our option, redeem the Securities, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations (and, for these purposes (a) the failure of regulations applicable to the Securities substantially in the form of the draft U.K. Taxation of Regulatory Capital Securities Regulations to become effective before March 15, 2014 and (b) any material amendment (whether at the time it becomes effective or thereafter) to the final U.K. Taxation of Regulatory Capital Securities Regulations shall each be deemed to be a change in tax law or regulation or the official application or interpretation thereof within the meaning of this provision (referred to herein as a “deemed change”)) on or after the issue date of the Securities, including a decision of any court or tribunal which becomes effective on or after the issue date of the Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a)	we will or would be required to pay holders Additional Amounts;

(b)	we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced;

(c)	we would not, as a result of the Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Securities or any similar system or systems having like effect as may from time to time exist); or

(d)	we would, in the future, have to bring into account a taxable credit if the principal amount of the Securities were written down or the Securities were converted into Conversion Shares

(each such change (or deemed change) in tax law or regulation or the official application or interpretation thereof, a “Tax Event”); provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us and further provided that if a Tax Event occurs because regulations applicable to the Securities in substantially the form of the U.K. Taxation of Regulatory Capital Securities Regulations do not become effective prior to March 15, 2014 (a “Relevant Tax Event”) and on or after March 15, 2014 there is a change in tax law or regulation (including but not limited to the U.K. Taxation of Regulatory Capital Securities Regulations becoming effective) or the official application or interpretation thereof (a “Remedying Change”) which, had such Remedying Change been effective prior to March 15, 2014, would have caused the Relevant Tax Event not to occur, then, from the date on which the Remedying Change is effective, we will no longer have the right to give a notice of redemption in relation to the Relevant Tax Event (but, for the avoidance of doubt, any notice of redemption previously given in relation to the Relevant Tax Event shall continue to be of full force and effect).

In each case, before we give a notice of redemption, we shall be required to deliver to the trustee an opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption price will be equal to 100% of the principal amount of Securities being redeemed, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption.

Any redemption as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Notice of Redemption

Any redemption of the Securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, to the holders at their addresses shown on the register for the Securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem the Securities and the date fixed for such redemption. Notice by the Clearing Systems to participating institutions and by these participants to street name holders of beneficial interests in the Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Issuer has elected to redeem the Securities but the Solvency Condition is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. In addition, if the Issuer has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event” below.

If the Issuer has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption

Notwithstanding any other provision, we may redeem the Securities (and give notice thereof to the holders of the Securities) only if we have obtained the PRA’s prior consent (if such consent is required by the Capital Regulations) for the redemption of the Securities.

The rules under CRD IV prescribe certain conditions for the granting of permission by the PRA to a request by us to redeem or repurchase the Securities. In this respect, the CRD IV Regulation provides that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase of the Securities provided that either of the following conditions is met, as applicable to the Securities:

(1)	on or before such redemption or repurchase of the Securities, we replace the Securities with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for our income capacity; or

(2)	we have demonstrated to the satisfaction of the PRA that our Tier 1 Capital and Tier 2 capital would, following such redemption or repurchase, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the Securities before five years after the date of issuance of the Securities if:

(a)	the conditions listed in paragraphs (1) or (2) above are met; and

(b)	in the case of redemption due to the occurrence of a Regulatory Event, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that the Regulatory Event was not reasonably foreseeable at the time of the issuance of the Securities; or

(c)	in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the Securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the Securities.

Condition to Repurchase

The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

Conversion Price

The Conversion Price of the Securities is fixed at € per Conversion Share, subject to certain anti-dilution adjustments, as described under “—Anti-Dilution” below (the “Conversion Price”). On the date of issue of the Securities, the Conversion Price shall be equivalent to the Conversion Shares Offer Price translated into euro at an exchange rate of £1.00 = €            .

Automatic Conversion Upon Capital Adequacy Trigger Event

If a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then an Automatic Conversion will occur on the Conversion Date, as described under “—Automatic Conversion Procedure” below, at which point all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date, and under no circumstances shall such released obligations be reinstated. If the Issuer has been unable to appoint a Conversion Shares Depository, it shall make such other arrangements for the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the holders of the Securities as it shall consider reasonable in the circumstances, which may include issuing the Conversion Shares to another nominee or to the holders of the Securities directly, which issuance shall irrevocably and automatically release all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) as if the Conversion Shares had been issued to the Conversion Shares Depository.

The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the holders of the Securities) or the relevant recipient as contemplated above, and each holder of the Securities shall be deemed to have irrevocably directed the Issuer to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository (or to such other relevant recipient).

A “Capital Adequacy Trigger Event” shall occur if the fully loaded CET1 Ratio as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00% on such date.

The Issuer shall immediately inform the PRA of the occurrence of a Capital Adequacy Trigger Event and shall deliver an Automatic Conversion Notice to holders of the Securities as described under “—Automatic Conversion Procedure” below.

Following an Automatic Conversion, no holder of the Securities will have any rights against us with respect to the repayment of the principal amount of the Securities or the payment of interest or any other amount on or in respect of such Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) in accordance with the terms of the Securities as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares or, if the Issuer elects that a Conversion Shares Offer be made as described under “—Conversion Shares Offer” below, of any Conversion Shares Offer Consideration to which such holders are entitled as described herein.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above and as applicable) on the Conversion Date, the Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient) and (b) the Issuer’s CSO Obligations, if any. The Issuer currently expects that beneficial interests in the Securities will be transferrable until the Suspension Date and that any trades in the Securities would clear and settle through the Clearing Systems until such date. However, there is no guarantee that an active trading market will exist for the Securities following the Automatic Conversion. The Securities will cease to be admitted to trading on the SIX Swiss Exchange after the Suspension Date.

Subject to the conditions described under “—Settlement Procedure” below, the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, will be delivered to holders of the Securities on the applicable Settlement Date, the cash component, if any, of any Conversion Shares Offer Consideration will be delivered to holders of the Securities on or around the date on which the Conversion Shares Offer Period ends and the Securities shall be cancelled on the applicable Cancellation Date.

The Securities are not convertible into Conversion Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by its acquisition of the Securities, each holder shall (i) agree to all the terms and conditions of the Securities, including, without limitation, those related to (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agree that effective upon, and following, an Automatic Conversion, no amount shall be due and payable to the holders under the Securities and the liability of the Issuer to pay any such amounts (including the principal amount of, or any interest in respect of, the Securities) shall be automatically released, and the holders shall not have the right to give a direction to the trustee with respect to the Capital Adequacy Trigger Event and any related Automatic Conversion and (iii) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Automatic Conversion Procedure

If a Capital Adequacy Trigger Event has occurred as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, we shall deliver an Automatic Conversion Notice to the trustee and to the holders of the Securities via each of the Clearing Systems:

(i)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Quarterly Financial Period End Date, on or within five (5) business days after the relevant Ordinary Reporting Date; and

(ii)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date.

The date on which the Automatic Conversion Notice shall be deemed to have been given shall be the date on which it is dispatched by the Issuer to each of the Clearing Systems (or if the Securities are held in definitive form, to the trustee).

Promptly following its receipt of the Automatic Conversion Notice, pursuant to the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear currently in effect, each of the Clearing Systems shall transmit the Automatic Conversion Notice to the direct participants of such Clearing System holding the Securities at such time.

The Automatic Conversion shall occur on the Conversion Date and all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) and the principal amount of the Securities shall equal zero at all times thereafter (although the Tradable Amount shall remain unchanged) as a result of the Automatic Conversion.

Within ten (10) business days following the Conversion Date, the Issuer shall deliver a Conversion Shares Offer Notice to the trustee directly and to the holders of the Securities via each of the Clearing Systems.

The Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities, as applicable) shall hold the Conversion Shares on behalf of the holders of the Securities, who shall be entitled to direct the Conversion Shares Depository or such other recipient, as applicable, to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that holders shall not be able to sell or otherwise transfer the Conversion Shares until such time as they have been delivered to holders in accordance with the procedures set forth under “—Settlement Procedure” below.

Once we have delivered the Automatic Conversion Notice to each of the Clearing Systems following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (a) the holders shall have no rights whatsoever under the Indenture or the Securities to instruct the trustee to take any action whatsoever and (b) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any holder in such direction or related to such direction, any direction previously given to the trustee by any holders shall cease automatically and shall be null and void and of no further effect, except in each case of (a) and (b), with respect to any rights of holders with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the trustee is instructed in writing by us to act otherwise.

The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

The Conversion Shares

The number of Conversion Shares to be issued to the Conversion Shares Depository on the Conversion Date shall be determined by dividing the aggregate principal amount of the Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of Conversion Shares. Fractions of Conversion Shares will not be issued following an Automatic Conversion and no cash payment will be made in lieu thereof. The number of Conversion Shares to be held by the Conversion Shares Depository for the benefit of each holder shall be the number of Conversion Shares thus calculated divided by the Tradable Amount of the book-entry interests in the Securities held by such holder on the Conversion Date rounded down, if necessary, to the nearest whole number of Conversion Shares.

The Conversion Shares issued following an Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with the fully paid ordinary shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, the entitlement to which falls prior to the Conversion Date.

If a Qualifying Takeover Event shall have occurred, then, where the Conversion Date falls on or after the QTE Effective Date, Approved Entity Shares of the Approved Entity shall be issued to the Conversion Shares Depository instead of Conversion Shares (see “—Anti-Dilution—Qualifying Takeover Event” below).

Conversion Shares Offer

The Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject as provided below (the “Conversion Shares Offer”). The Issuer may, on behalf of the Conversion Shares Depository, appoint a Conversion Shares Offer Agent to act as placement or other agent to facilitate the Conversion Shares Offer. The Issuer will deliver a Conversion Shares Offer Notice to the trustee directly and to the holders of the Securities via each of the Clearing Systems within ten (10) business days following the Conversion Date specifying whether or not it has elected that a Conversion Shares Offer be conducted. If so elected, the Conversion Shares Offer Period, during which the Conversion Shares Offer may be made, shall end no later than forty (40) business days after the delivery of the Conversion Shares Offer Notice.

Any Conversion Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that the Issuer, in its sole and absolute discretion, determines that the Conversion Shares Offer is practicable. The Issuer or the purchasers of the Conversion Shares sold in any Conversion Shares Offer shall bear the costs and expenses of any Conversion Shares Offer (other than the taxes referred to in the definition of Conversion Shares Offer Consideration), including the fees of the Conversion Shares Offer Agent, if any. If a prospectus or other offering document is required to be prepared in connection with a Conversion Shares Offer, the Issuer will facilitate the preparation of such prospectus or other offering document, and the Issuer and/or its directors will take responsibility for such prospectus or other offering document, in each case, if and to the extent then required by applicable laws and regulations then in effect. In addition, if so requested by the Conversion Shares Depository as offeror, the Issuer shall indemnify the Conversion Shares Depository for any losses incurred in connection with any Conversion Shares Offer.

Upon completion of the Conversion Shares Offer, the Issuer or the Conversion Shares Depository will provide notice to the holders of the Securities of the composition of the Conversion Shares Offer Consideration (and of the deductions to the cash component, if any, of the Conversion Shares Offer Consideration (as set out in the definition of Conversion Shares Offer Consideration)) per €1,000 Tradable Amount of the Securities. The Conversion Shares Offer Consideration will be delivered to holders of the Securities pursuant to the procedures set forth under “—Settlement Procedure” below. The Issuer reserves the right, in its sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three (3) business days’ notice to the trustee directly and to holders of the Securities via each of the Clearing Systems, and, if it does so, the Issuer may, in its sole and absolute discretion, take steps (including changing the Suspension Date) to deliver to holders of the Securities the Conversion Shares at a time that is earlier than the time at which they would have otherwise received the Conversion Shares Offer Consideration had the Conversion Shares Offer been completed.

By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that if the Issuer elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository, such holder shall be deemed to have: (i) consented to any Conversion Shares Offer and to the Conversion Shares Depository using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, (ii) consented to the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, (iii) irrevocably agreed that the Issuer, the Conversion Shares Depository and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (iv) agreed that none of the Issuer, the trustee, the Conversion Shares Depository, if any, or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the holders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the holders’ entitlement to any Conversion Shares Offer Consideration).

In the Barclays PLC Notice of Annual General Meeting dated March 5, 2013, the Issuer informed its shareholders of its intention to give shareholders the opportunity to purchase the ordinary shares created on conversion of any equity conversion securities (such as the Securities) on a pro rata basis, where practicable and subject to applicable laws and regulations. The Conversion Shares Offer may be conducted at the election of the Issuer, in its sole and absolute discretion, on the terms described above. The Issuer currently expects that in determining whether or not a Conversion Shares Offer shall be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer shall be made, the directors of the Issuer would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of the Issuer’s shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on the Issuer’s financial stability. Further, neither the occurrence of a Capital Adequacy Trigger Event nor following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by the Issuer to undertake a Conversion Shares Offer on the terms set out herein, shall preclude the Issuer from undertaking a rights issue at any time on such terms as the Issuer deems appropriate, at its sole discretion, including—for the avoidance of doubt—the offer of ordinary shares at or below the Conversion Shares Offer Price. Moreover, there can be no assurance that the Conversion Shares Offer would be conducted on an SEC-registered basis.

Settlement Procedure

Delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the holders of the Securities will be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

It is expected that the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) will be delivered to holders of the Securities in uncertificated form through the dematerialized securities trading system operated by Euroclear UK & Ireland Limited, known as CREST, unless the Conversion Shares are not a participating security in CREST at the relevant time, in which case the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) will either be delivered in the form of the relevant clearing system in which the Conversion Shares are a participating security or in certificated form. It is expected that where the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are to be delivered through CREST or such other clearing system in which such Conversion Shares are a participating security, they will be delivered to the account specified by the relevant holder in the relevant Conversion Shares Settlement Notice as described below. It is expected that where the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are to be delivered in certificated form, the name of the relevant holder (or its nominee) will be entered in the Issuer’s share register and a certificate in respect thereof will be dispatched by mail free of charge to the relevant holder or as it may direct in the relevant Conversion Shares Settlement Notice as described below. It is expected that the cash component, if any, of any Conversion Shares Offer Consideration will be delivered through the facilities of Clearstream, Luxembourg and/or Euroclear (or, if the Securities are held in definitive form, to the holders at their address shown on the register for the Securities) on or around the date on which the Conversion Shares Offer Period ends, subject to the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear in effect at such time.

The Conversion Shares Offer Notice shall specify the Suspension Date. On the Suspension Date, each of the Clearing Systems shall block all positions relating to the Securities held in such Clearing System, which will suspend all clearance and settlement of transactions in the Securities through such Clearing System. As a result, holders of the Securities will not be able to settle the transfer of any Securities through such Clearing System following the Suspension Date with respect to such Clearing System, and any sale or other transfer of the Securities that a holder of the Securities may have initiated prior to the Suspension Date with respect to such Clearing System that is scheduled to match or settle after the Suspension Date will be rejected by such Clearing System and will not be matched or settled through such Clearing System.

The Securities will cease to be admitted to trading on the SIX Swiss Exchange after the Suspension Date.

On the Suspension Date, the Issuer shall deliver a Conversion Shares Settlement Request Notice to the trustee directly and to the holders of the Securities via each of the Clearing Systems. Such notice shall request that holders complete a Conversion Shares Settlement Notice and shall specify the Notice Cut-off Date and the Final Cancellation Date.

In order to obtain delivery of the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, a holder must deliver its Conversion Shares Settlement

Notice to the Conversion Shares Depository on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery shall be deemed for all purposes to have been made or given on the next following business day.

If the Securities are held through the Clearing Systems, the Conversion Shares Settlement Notice must be given in accordance with the standard procedures of the Clearing Systems (which may include the notice being given to the Conversion Shares Depository by electronic means) and in a form acceptable to the Clearing Systems and the Conversion Shares Depository. If the Securities are in definitive form, the Conversion Shares Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities.

Subject as provided herein and provided the Conversion Shares Settlement Notice and the relevant Securities, if applicable, are delivered on or before the Notice Cut-off Date, the Conversion Shares Depository shall deliver the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) or Conversion Share component, if any, of any Conversion Shares Offer Consideration (rounded down to the nearest whole number of Conversion Shares), as applicable, to the holder of the relevant Securities completing the relevant Conversion Shares Settlement Notice or its nominee in accordance with the instructions given in such Conversion Shares Settlement Notice on the applicable Settlement Date.

Each Conversion Shares Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Conversion Shares Settlement Notice and the relevant Securities, if applicable, may result in such notice being treated by the Conversion Shares Depository as null and void. Any determination as to whether any Conversion Shares Settlement Notice has been properly completed and delivered shall be made by the Conversion Shares Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder.

Neither the Issuer, nor any member of the Group shall be liable for any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the delivery of Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration), which tax shall be borne solely by the holder or, if different, the person to whom the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are delivered.

The Conversion Shares (and the Conversion Share component, if any, of any Conversion Shares Offer Consideration) will not be available for delivery (i) to, or to a nominee for, Clearstream, Luxembourg or Euroclear or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or, if earlier, such other time at which the Issuer, in its absolute discretion, determines that no charge under Section 67, 70, 93 or 96 of the Finance Act 1986 or any similar charge (under any successor legislation) would arise as a result of such delivery or (iii) to the CREST account of such a person described in (i) or (ii).

Failure to Deliver a Conversion Shares Settlement Notice

If a Conversion Shares Settlement Notice and the relevant Securities, if applicable, are not delivered to the Conversion Shares Depository on or before the Notice Cut-off Date, then the Conversion Shares Depository shall continue to hold the relevant Conversion Shares (or Conversion Share component, if any, of any Conversion Shares Offer Consideration) until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is so delivered. However, the relevant Securities shall be cancelled on the Final Cancellation Date and any holder of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Conversion Shares (or the relevant Conversion Shares component, if any, of any Conversion Shares Offer Consideration) satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration). The Issuer shall have no liability to any holder of the Securities for any loss resulting from such holder not receiving any Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration) or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a Conversion Shares Settlement Notice and the relevant Securities, if applicable, on a timely basis or at all.

Definitions

For the purposes of these provisions:

“Automatic Conversion” means the irrevocable and automatic release of all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) in consideration of the Issuer’s issuance of the Conversion Shares at the Conversion Price to the Conversion Shares Depository (on behalf of the holders of the Securities) or to the relevant recipient, all in accordance with the terms of the Securities.

“Automatic Conversion Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, by us to the trustee directly and to the holders at their addresses shown on the register for the Securities) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) that we have the option, at our sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that we will issue a Conversion Shares Offer Notice via each of the Clearing Systems within ten (10) business days following the Conversion Date notifying holders of our election and (iv) that the Securities shall remain in existence for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any, and that the Securities may continue to be transferable until the Suspension Date, which shall be specified in the Conversion Shares Offer Notice.

“Cancellation Date” means (i) with respect to any Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group.

“CET1 Capital” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in pounds sterling, of all amounts that constitute common equity tier 1 capital of the Group as of such date, less any deductions from common equity tier 1 capital required to be made as of such date, in each case as calculated by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the trustee and the holders). For the purposes of this definition, the term “common equity tier 1 capital” shall have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Capital Regulations then applicable to the Group.

“Conversion Date” means the date on which the Automatic Conversion shall take place, or has taken place, as applicable.

“Conversion Shares” means ordinary shares of the Issuer to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion, which ordinary shares shall be in such number as is determined by dividing the aggregate principal amount of the Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of ordinary shares.

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by the Issuer on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and which, as a condition of such appointment, will be required to undertake, for the benefit of the holders of the Securities, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such holders of the Securities in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer Agent” means the agent(s), if any, to be appointed on behalf of the Conversion Shares Depository by the Issuer, in its sole and absolute discretion, to act as placement or other agent of the Conversion Shares Depository to facilitate a Conversion Shares Offer.

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all of the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security translated from sterling into euro at a then-prevailing exchange rate (less any foreign exchange transaction costs), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security translated from sterling into euro at a then-prevailing exchange rate (less any foreign exchange transaction costs) and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

“Conversion Shares Offer Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, by us to the trustee directly and to the holders at their addresses shown on the register for the Securities) specifying (i) whether or not the Issuer has elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date and (iii) if the Issuer has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the holders of the Securities as it shall consider reasonable in the circumstances.

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period shall end no later than forty (40) business days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” means £1.65 per Conversion Share (subject to certain anti-dilution adjustments, as described under “—Anti-Dilution” below). On the date of issue of the Securities, the Conversion Shares Offer Price shall be equivalent to the Conversion Price translated into sterling at an exchange rate of £1.00 = €            .

“Conversion Shares Settlement Notice” means a written notice to be delivered by a holder to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), with a copy to the trustee, no earlier than the Suspension Date containing the following information: (i) the name of the holder, (ii) the Tradable Amount of the book-entry interests in the Securities held by such holder on the date of such notice, (iii) the name to be entered in the Issuer’s share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) and/or cash (if not expected to be delivered through the Clearing Systems) should be delivered and (v) such other details as may be required by the Conversion Shares Depository.

“Conversion Shares Settlement Request Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, by us to the trustee directly and to the holders at their registered addresses as shown on the register for the Securities) on the Suspension Date requesting that holders complete a Conversion Shares Settlement Notice and specifying (i) the Notice Cut-off Date and (ii) the Final Cancellation Date.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and the CRD IV Regulation.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013.

“CSO Obligations” means the obligations of the Issuer under the Securities that may arise in connection with a Conversion Shares Offer to: (i) facilitate the preparation of a prospectus or other offering document, if applicable, and (ii) take responsibility for such prospectus or other offering document, which obligations (and any claims relating to a failure to facilitate the preparation of, or take responsibility for, such prospectus or other offering document) shall terminate in the event of the winding-up or administration of the Issuer.

“Extraordinary Calculation Date” means any business day (other than a Quarterly Financial Period End Date) on which the fully loaded CET1 Ratio is calculated upon the instruction of the PRA or at the Issuer’s discretion.

“Final Cancellation Date” means the date on which the Securities in relation to which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to twelve (12) business days following the Notice Cut-off Date.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD IV Regulation (as may be amended from time to time).

“fully loaded CET1 Ratio” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the ratio of CET1 Capital as of such date to the Risk Weighted Assets as of the same date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Notice Cut-off Date” means the date specified as such in the Conversion Shares Settlement Request Notice, which date shall be at least forty (40) business days following the Suspension Date.

“Ordinary Reporting Date” means each business day on which Quarterly Financial Information is published by the Issuer.

“Quarterly Financial Information” means the financial information of the Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by the Issuer. As of the date of this prospectus supplement, the principal financial reports published by the Issuer with respect to each fiscal quarter are: (i) the Q1 Interim Management Statement in respect of the first fiscal quarter, (ii) the Interim Results Announcement in respect of the first half of the year (including the second fiscal quarter), (iii) the Q3 Interim Management Statement in respect of the first nine months of the year (including the third fiscal quarter) and (iv) the Results Announcement in respect of the full year (including the fourth fiscal quarter).

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Risk Weighted Assets” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as of such date, as calculated by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such date (which calculation shall be binding on the trustee and the holders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Issuer in accordance with the Capital Regulations applicable to the Group.

“Settlement Date” means (i) with respect to any Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two (2) business days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two (2) business days after the date on which such Conversion Shares Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable.

“Suspension Date” means, with respect to each Clearing System, the date specified in the Conversion Shares Offer Notice as the date on which such Clearing System shall suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures, which date shall be no later than thirty-eight (38) business days after the delivery of the Conversion Shares Offer Notice to such Clearing System (and, if the Issuer elects that a Conversion Shares Offer be made, such date shall be at least two (2) business days prior to the end of the relevant Conversion Shares Offer Period).

Anti-Dilution

Adjustment of Conversion Price and Conversion Shares Offer Price

Upon the occurrence of any of the events described below, the Conversion Price and the Conversion Shares Offer Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification or subdivision in relation to the ordinary shares of the Issuer, each Price shall be adjusted by multiplying the relevant Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A
B

where:

A	is the aggregate number of ordinary shares of the Issuer in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	is the aggregate number of ordinary shares of the Issuer in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)	If and whenever the Issuer shall issue any ordinary shares credited as fully paid to the Issuer’s shareholders as a class by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which the Issuer’s shareholders would or could otherwise have elected to receive, (2) where the Issuer’s shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the Issuer’s shareholders, whether at their election or otherwise), each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to such issue by the following fraction:

A
B

where:

A	is the aggregate number of ordinary shares of the Issuer in issue immediately before such issue; and

B	is the aggregate number of ordinary shares of the Issuer in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such ordinary shares.

(iii)	If and whenever the Issuer shall issue any ordinary shares to all or substantially all of the Issuer’s shareholders as a class by way of rights at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A+B
A+C

where:

A	is the aggregate number of ordinary shares of the Issuer in issue on the Effective Date;

B	is the aggregate number of ordinary shares of the Issuer that the aggregate consideration (if any) receivable for the ordinary shares issued by way of rights would purchase at such Current Market Price per ordinary share on the Effective Date; and

C	is the number of ordinary shares to be issued.

Such adjustment shall become effective on the Effective Date.

For the purpose of any calculation of the consideration receivable or price pursuant to this paragraph (iii), the following provisions shall apply:

(1)	the aggregate consideration receivable or price for ordinary shares issued for cash shall be the amount of such cash;

(2)	if the consideration or price determined pursuant to (1) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date;

(3)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or otherwise in connection therewith;

(4)	the consideration or price shall be determined as provided in (1) – (3) above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity; and

(5)	references herein to “cash” shall be construed as cash consideration within the meaning of Section 583(3) of the Companies Act.

(iv)	If and whenever the Issuer shall pay any Extraordinary Dividend to shareholders of the Issuer as a class, each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of ordinary shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

Notwithstanding the foregoing provisions:

(A)	where the events or circumstances giving rise to any adjustment pursuant to this section have already resulted or will result in an adjustment to each of the Prices or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to each of the Prices or where more than one event that gives rise to an adjustment to each of the Prices occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(B)	such modification shall be made to the operation of the Indenture as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to ensure that an adjustment to each of the Prices or the economic effect thereof shall not be taken into account more than once;

(C)	for the avoidance of doubt, the issue of ordinary shares following an Automatic Conversion or upon any conversion or exchange or the exercise of any other options, warrants or other rights shall not result in an adjustment to either of the Prices;

(D)	in respect of any adjustment pursuant to paragraphs (i) to (iii) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price or Conversion Shares Offer Price that, if applied to the number of relevant Securities at the time of such adjustment, would result in a number of Conversion Shares that constitutes a greater proportion of Conversion Shares as a percentage of the total number of ordinary shares issued had the adjustment not been made nor had the corporate event occurred; and

(E)	in respect of any adjustment pursuant to paragraph (iv) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price or Conversion Shares Offer Price that, if applied to the number of relevant Securities at the time of such adjustment, would result in the issue of an additional number of Conversion Shares having a value that is greater than the value of the aggregate Extraordinary Dividend which would be attributable to the ordinary shares underlying the Securities had such ordinary shares been issued.

No Retroactive Adjustments

The Issuer shall not issue any additional Conversion Shares if the Automatic Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in paragraph (i) of “—Adjustment of Conversion Price and Conversion Shares Offer Price” above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraphs (ii), (iii) or (iv) of “—Adjustment of Conversion Price and Conversion Shares Offer Price” above, but before the relevant adjustment to the relevant Price becomes effective under such section.

Decision of an Independent Financial Adviser

If any doubt shall arise as to whether an adjustment falls to be made to either of the Prices or as to the appropriate adjustment to such Prices, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on the Issuer and the holders, save in the case of manifest error.

Rounding Down and Notice of Adjustment to the Conversion Price and the Conversion Shares Offer Price

On any adjustment, the resultant Conversion Price and Conversion Shares Offer Price, if a number that is of more decimal places than the initial Conversion Price or Conversion Shares Offer Price, as the case may be, shall be rounded to such decimal place. No adjustment shall be made to either of the Prices where such adjustment (rounded down if applicable) would be less than 1% of the relevant Price then in effect. Any adjustment not required to be made, and/or any amount by which the relevant Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price or the Conversion Shares Offer Price shall be given by the Issuer to holders of the Securities via each of the Clearing Systems (or, if the Securities are held in definitive form, via the trustee) promptly after the determination thereof.

The Conversion Price and the Conversion Shares Offer Price shall not in any event be reduced to below the nominal value of the ordinary shares. The Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price or the Conversion Shares Offer Price to below such nominal value.

Qualifying Takeover Event

(i)	Within ten (10) business days following the occurrence of a Takeover Event, the Issuer shall give notice thereof to the holders of the Securities by means of a Takeover Event Notice.

(ii)	If the Takeover Event is a Qualifying Takeover Event, the Securities shall, where the Conversion Date falls on or after the QTE Effective Date, be converted into or exchanged for Approved Entity Shares of the Approved Entity, mutatis mutandis as provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above, at a Conversion Price that shall initially be the New Conversion Price, which may be higher or lower than the Conversion Price.

(iii)	The New Conversion Price shall be subject to adjustment in the circumstances provided for under “—Adjustment of the Conversion Price and Conversion Shares Offer Price” above (if necessary with such modifications and amendments as an Independent Financial Adviser acting in good faith shall determine to be appropriate), and the Issuer shall give notice to the holders of the Securities of the New Conversion Price and of any such modifications and amendments thereafter.

(iv)	In the case of a Qualifying Takeover Event:

(1)	the Issuer shall, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (which may include supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Securities and the Indenture) as may be required to ensure that, with effect from the QTE Effective Date, the Securities shall be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event” (as may be so supplemented, amended or modified), at the New Conversion Price;

(2)	the Issuer shall, where the Conversion Date falls on or after the QTE Effective Date, procure (to the extent within its control) the issue of the relevant number of Approved Entity Shares mutatis mutandis in the manner provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above, as may be amended or modified as provided above.

For the avoidance of doubt, if a Takeover Event is not a Qualifying Takeover Event (including if that is because the Acquirer is a Governmental Entity), there is no provision for any automatic adjustment to the terms of the Securities, whether in the manner provided for above in respect of Qualifying Takeover Events, or at all.

Definitions

Unless otherwise provided, for the purposes of this section:

“Acquirer” means the person that controls the Issuer following a Takeover Event. For the purposes of this definition, “control” means the acquisition or holding of legal or beneficial ownership of more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer or the right to appoint or remove a majority of the board of directors of the Issuer.

“Approved Entity” means a body corporate which, on the occurrence of the Takeover Event, has in issue Approved Entity Shares. On and after the date of a Qualifying Takeover Event, references to “ordinary shares” shall be read as references to “Approved Entity Shares.”

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes equity share capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognized Stock Exchange. In relation to an Automatic Conversion in respect of which the Conversion Date falls on or after the QTE Effective Date, references herein to “Conversion Shares” shall be deemed to be references to “Approved Entity Shares.”

“Cash Dividend” means any dividend or distribution in respect of the ordinary shares to shareholders of the Issuer which is to be paid or made in cash (in whatever currency), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to shareholders upon or in connection with a reduction of capital.

“Companies Act” means the Companies Act 2006.

“Current Market Price” means, in respect of an ordinary share at a particular date, the average of the daily Volume Weighted Average Price of an ordinary share on each of the five (5) consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement), then:

(i)	if the ordinary shares to be issued do not rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)	if the ordinary shares to be issued do rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) in respect of a Cash Dividend (or other entitlement) which has been declared or announced but the ordinary shares to be issued do not rank for that Cash Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an ordinary share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which ordinary shares may be dealt in (other than a day on which the

Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets on financial instruments, as the same may be amended from time to time.

“Effective Date” means, for the purposes of paragraph (iii) under “—Adjustment of Conversion Price and Conversion Shares Offer Price” above, the first date on which the ordinary shares are traded ex-rights on the Relevant Stock Exchange and, for the purposes of paragraph (iv) under “—Adjustment of Conversion Price and Conversion Shares Offer Price” above, the first date on which the ordinary shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Governmental Entity” means (i) the United Kingdom Government, (ii) an agency of the United Kingdom Government or (iii) a person or entity (other than a body corporate) controlled by the United Kingdom Government or any such agency referred to in (ii). If the Issuer is then organized in another jurisdiction, the references to “United Kingdom Government” shall be read as references to the government of such other jurisdiction.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by the Issuer at its own expense.

“LSE” means the London Stock Exchange plc.

The “New Conversion Condition” shall be satisfied if (a) by not later than seven (7) business days following the completion of a Takeover Event where the Acquirer is an Approved Entity, there shall be arrangements in place for the Approved Entity to provide for issuance of Approved Entity Shares following an Automatic Conversion of the Securities on terms mutatis mutandis identical to the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above and (b) the Issuer, in its sole and absolute discretion has determined that such arrangements are in the best interest of the Issuer and its shareholders taken as a whole having regard to the interests of its stakeholders (including, but not limited to, the holders of the Securities) and are consistent with applicable law and regulation (including, but not limited to, the guidance of any applicable regulatory body).

“New Conversion Price” means the amount determined in accordance with the following formula, which shall apply from the QTE Effective Date:

NCP = ECP * (VWAPAES / VWAPOS)

where:

“NCP” is the New Conversion Price.

“ECP” is the Conversion Price in effect on the dealing day immediately prior to the QTE Effective Date.

“VWAPAES” means the average of the Volume Weighted Average Price of the Approved Entity Shares (translated, if necessary, into euro at the Prevailing Rate on the relevant dealing day) on each of the five dealing days ending on the dealing day prior to the closing date of the Takeover Event (and where references in the definition of “Volume Weighted Average Price” to “ordinary share” shall be construed as a reference to the Approved Entity Shares and in the definition of “dealing day,” references to the “Relevant Stock Exchange” shall be to the relevant Recognized Stock Exchange).

“VWAPOS” is the average of the Volume Weighted Average Price of the ordinary shares (translated, if necessary, into euro at the Prevailing Rate on the relevant dealing day) on each of the five dealing days ending on the dealing day immediately prior to the closing date of the Takeover Event.

“ordinary shares” means (a) prior to the QTE Effective Date, fully paid ordinary shares in the capital of the Issuer currently with a nominal value of 25 pence each and (b) on and after the QTE Effective Date, the relevant Approved Entity Shares.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 pm, London time, on that date as appearing on or derived from the relevant page on Bloomberg (or such other information service provider that displays the relevant information) or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 pm, London time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the relevant page on Bloomberg (or such other information service provider that displays the relevant information), the rate determined in such other manner as an Independent Financial Adviser shall in good faith prescribe.

“Price” means the Conversion Price or the Conversion Shares Offer Price, as applicable.

“QTE Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“Qualifying Takeover Event” means a Takeover Event where: (i) the Acquirer is an Approved Entity; and (ii) the New Conversion Condition is satisfied.

“Recognized Stock Exchange” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Relevant Currency” means sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the LSE is not the Relevant Stock Exchange, the currency in which the ordinary shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Stock Exchange” means the LSE or, if at the relevant time the ordinary shares are not at that time listed and admitted to trading on the LSE, the principal stock exchange or securities market on which the ordinary shares are then listed, admitted to trading or quoted or accepted for dealing.

“shareholders” means the holders of ordinary shares.

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act.

A “Takeover Event” shall occur if an offer is made to all (or as nearly as may be practicable all) shareholders (or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associate (as defined in Section 988(1) of the Companies Act) of the offeror), to acquire all or a majority of the issued ordinary share capital of the Issuer or if any person proposes a scheme with regard to such acquisition and (such offer or scheme having become or been declared unconditional in all respects or having become effective) the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in any person and/or any associate of that person (as defined in Section 988(1) of the Companies Act).

“Takeover Event Notice” means the notice to the holders of the Securities notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether the Takeover Event is a Qualifying Takeover Event or not; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price; and (4) if applicable, the QTE Effective Date.

“Volume Weighted Average Price” means, in respect of an ordinary share (or an Approved Entity Share, as applicable) on any dealing day, the order book volume-weighted average price of an ordinary share (or Approved Entity Share, as applicable) published by or derived from the relevant Bloomberg page or such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ordinary share (or an Approved Entity Share, as applicable) in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

References to “ordinary share capital” has the meaning provided in Section 832 of the Income and Corporation Taxes Act 1988 and “equity share capital” has the meaning provided in Section 548 of the Companies Act.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Default and Remedies

For purposes of the Securities, the following discussion replaces in its entirety the discussion set forth in “Description of Contingent Convertible Securities—Contingent Convertible Events of Default” in the accompanying prospectus.

Winding-up

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the principal amount of the Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the Securities are required to declare such principal amount to be due and payable.

A “Winding-up Event” with respect to the Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above. Accordingly, no default in payment under the Securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may without further notice institute such proceedings against us as it may think fit to enforce any term, obligation or condition binding on us under the Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (a “Performance Obligation”); provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages). For the avoidance of doubt, the breach by us of any Performance Obligation shall not give the trustee (acting on behalf of the holders of the Securities) and/or the holders of the Securities a claim for damages and, in such circumstances, the sole and exclusive remedy that the trustee (acting on behalf of the holders of the Securities) and the holders of the Securities may seek under the Securities and the Indenture is specific performance under New York law. By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that such holder will not seek, and will not direct the trustee (acting on behalf of the holders) to seek, a claim for damages against the Issuer in respect of a breach by us of a Performance Obligation and that the sole and exclusive remedy that such holder and the trustee (acting on behalf of the holders) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law. See “Risk Factors—Holders of the Securities will have limited remedies”.

No other remedies

Other than the limited remedies specified herein under “Default and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Securities) or the holders of the Securities whether for the recovery of amounts owing in respect of such Securities or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Default and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, are subject to the subordination provisions set forth in the Indenture.

An Automatic Conversion will not constitute a default under the Indenture.

Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities is not a Winding-up Event or a default in payment.

Trustee’s Duties

For purposes of the Securities, the following discussion replaces in its entirety the first paragraph in “Description of Contingent Convertible Securities—Trustee’s Duties” in the accompanying prospectus.

In case of a default under the Securities, the trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “default” shall occur (i) upon a Winding-Up Event that occurs before the Conversion Date, (ii) if we fail to pay any amount that has become due and payable under the Securities and such failure continues for 14 days (as described under “Default and Remedies—Non-payment”) or (iii) upon a breach by us of a Performance Obligation (as described under “Default and Remedies—Limited remedies for breach of obligations (other than non-payment)”). Holders of a majority of the aggregate principal amount of the outstanding Securities may not waive any past default specified in clauses (i) and (ii) in the preceding sentence.

If a default occurs and is continuing with respect to the Securities, the trustee will have no obligation to take any action at the direction of any holders of the Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Securities. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holder(s) of the Securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that no exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Limitation on Suits

For purposes of the Securities, the following discussion replaces in its entirety the discussion set forth in “Description of Contingent Convertible Securities—Limitation on Suits” in the accompanying prospectus.

Before a holder of the Securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Securities, the following must occur:

•	The holder must give the trustee a written notice that a default (as defined in the first paragraph under “—Trustee’s Duties” above) has occurred and remains uncured;

•	The holders of 25% in outstanding principal amount of the Securities must make a written request that the trustee take action because of the default (as defined in the first paragraph under “—Trustee’s Duties” above), and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action; and

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of the Securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the Securities.

Trustee; Direction of Trustee

The trustee for the holders of the Securities will be The Bank of New York Mellon, London Branch. See “—Default and Remedies” above for a description of the trustee’s procedures and remedies available in connection with a Winding-up Event.

The Issuer’s obligations to indemnify the trustee in accordance with Section 6.07 of the Original Indenture shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities and any Automatic Conversion.

By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, (a) the trustee shall not be required to take any further directions from holders of the Securities under Section 5.12 (Control by Holders) of the Original Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Securities to direct certain actions relating to the Securities, and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority, the Securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the Securities), then the trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture or an amendment to the Second Supplemental Indenture.

The trustee makes no representations, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of the Securities that acquire the Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to interest cancellation, the Automatic Conversion, the Conversion Shares Offer, the U.K. Bail-in Power and the limitations on remedies specified in “Defaults and Remedies—Limited remedies for breach of obligations (other than non-payment).”

Calculation Agent

The Calculation Agent is The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the applicable Mid-Market Swap Rate shall be conclusive and binding on the holders of the Securities, the Issuer and the trustee, absent manifest error. The Calculation Agent shall not be responsible to the Issuer, holders of the Securities or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

The material U.S. federal income tax consequences of your investment in the Securities are summarized below. The discussion below supplements the discussion under “Tax Considerations” in the accompanying prospectus, and constitutes the opinion of Sullivan & Cromwell LLP, our United States counsel. As described in the accompanying prospectus, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus) and you hold your Securities or Conversion Shares as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in this prospectus supplement (for example, if you did not purchase your Securities in the initial issuance of the Securities).

WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF SECURITIES AND CONVERSION SHARES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES AND CONVERSION SHARES.

Distributions on the Securities and Conversion Shares. In general, the interest payments with respect to the Securities and distributions with respect to Conversion Shares will be treated as dividends to the extent of the Issuer’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion under “—PFIC Considerations” below, any portion of such a payment in excess of the Issuer’s current and accumulated earnings and profits would be treated first as a nontaxable return of capital that would reduce your tax basis in the Securities, and would thereafter be treated as capital gain, the tax treatment of which is discussed below under “—Sale or Redemption of the Securities and Conversion Shares.” Because the Issuer does not currently maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that all interest payments on the Securities and distributions on the Conversion Shares will generally be reported to U.S. holders as dividends.

Subject to the discussion under “—PFIC Considerations” below, interest payments we make with respect to the Securities and distributions with respect to the Conversion Shares that are treated as dividends for U.S. federal income tax purposes generally will be qualified dividend income taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Securities and/or Conversion Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, which in the case of the Securities is generally the relevant record date in respect of the applicable interest payment date (or, if the interest on the Securities is attributable to a period or periods aggregating over 366 days, provided that you hold the Securities for more than 90 days during the 181-day period beginning 90 days before such date) and meet other holding period requirements. Amounts we pay with respect to the Securities and with respect to the Conversion Shares will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of an interest payment on the Securities and distributions on the Conversion Shares will include amounts, if any, withheld in respect of U.K. taxes. For more information on U.K. withholding taxes, please see the discussion under “—United Kingdom Taxation” in this prospectus supplement. Amounts we pay with respect to the Securities and Conversion Shares will be considered foreign-source income to U.S. holders. Subject to applicable limitations, some of which vary depending upon your circumstances, U.K. income taxes withheld from interest payments on the Securities and distributions on Conversion Shares to a U.S. holder not eligible for an exemption from U.K. withholding tax (under the U.S.-U.K. income tax treaty or otherwise) will be creditable against the U.S. holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the creditability of foreign taxes in your particular circumstances.

The amount of any interest payment on the Securities and distributions on the Conversion Shares that a U.S. holder must include in income will be the U.S. dollar value of the euro payments or pound sterling payments, respectively, determined at the spot euro/U.S. dollar and pound sterling/U.S. dollar rates on the date the interest payment or distribution is includable in the U.S. holder’s income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. holder includes the interest payment or distribution in income to the date the U.S. holder converts the interest payment or distribution into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Automatic Conversion of the Securities into Conversion Shares. A U.S. holder generally will not recognize any gain or loss in respect of the receipt of the Conversion Shares following an Automatic Conversion. Your tax basis of the Conversion Shares received will equal the tax basis of the Securities converted, and the holding period of such Conversion Shares will generally include the period during which the Securities were held prior to such Automatic Conversion. In general, your tax basis in your Securities will be equal to the U.S. dollar price you paid for them. Where different blocks of Securities were acquired at different times or at different prices, the tax basis and holding period of the Conversion Shares may be determined by reference to each such block of Securities. The tax basis of any Conversion Shares received as a taxable adjustment of the Conversion Price, as described below, should be equal to the amount included in income as a constructive distribution, as a result of such adjustment, and the holding period of such stock will commence on the date following such constructive distribution.

Sale or Redemption of the Securities and Conversion Shares. Subject to the discussion under “—PFIC Considerations” below, you will generally recognize capital gain or loss upon the sale or redemption of your Securities (other than a conversion of the Securities into Conversion Shares, as discussed above) in an amount equal to the difference between the U.S. dollar value of the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the U.S. dollar price you paid for them. You should generally recognize capital gain or loss upon the sale of your Conversion Shares in an amount equal to the difference between the U.S. dollar value of the amount you receive in respect of the Conversion Shares sold and your tax basis in such Conversion Shares. Such capital gain or loss will be long-term capital gain or loss if you held your Securities and Conversion Shares for more than one year. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. While the Issuer expects the treatment described above with respect to a sale of your Conversion Shares to apply to sales pursuant to a Conversion Shares Offer, there is a risk that, under some circumstances, the U.S. Internal Revenue Service could assert that cash received as part of the Conversion Shares Offer Consideration should be treated as a distribution from the Issuer, as described in “—Distributions on the Securities and Conversion Shares” above. Please consult your own tax adviser regarding the treatment of sales pursuant to a Conversion Shares Offer.

Adjustment of the Conversion Price and the Conversion Shares Offer Price. The Conversion Price and the Conversion Shares Offer Price are subject to adjustment under certain circumstances. U.S. Treasury Regulations promulgated under Section 305 of the Code may treat a U.S. holder of the Securities as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the fixed conversion rates increase a U.S. holder’s proportionate interest in our assets or earnings. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify that fail to be made), U.S. holders of Securities will be treated as having received a distribution even though they have not received any cash or property. For example, increases in the Conversion Price and the Conversion Shares Offer Price to reflect an Extraordinary Dividend to holders of ordinary shares will generally give rise to a constructive taxable distribution to the U.S. holders of the Securities. Any constructive distribution will be includable in such U.S. holder’s income at its then fair market value in a manner described above under “—Distributions on the Securities and Conversion Shares”. Adjustments to the Conversion Price and the Conversion Shares Offer Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the U.S. holder of the Securities, however, will generally not be considered to result in a constructive distribution to the U.S. holder.

PFIC Considerations. The Issuer does not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore believes that the Securities and Conversion Shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, the Issuer will be a PFIC with respect to you if, for any taxable year in which you hold the Securities or Conversion Shares, either (i) at least 75% of the gross income of the Issuer for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Issuer’s assets is attributable to assets that produce or are held for the production of passive income (including cash). If the Issuer were to be treated as a PFIC, U.S. holders of Securities or Conversion Shares would be required (i) to pay a special addition to tax on certain distributions and gains on sale and (ii) to pay tax on any gain from the sale or other disposition of Securities or Conversion Shares at ordinary income (rather than capital gains) rates in addition to paying the special addition to tax on this gain. Additionally, in certain circumstances the receipt of the Conversion Shares following an Automatic Conversion could be treated as a taxable disposition of the Securities. Holders should consult their tax advisers regarding the potential application of the PFIC regime.

FATCA Withholding after December 31, 2016. A 30% withholding tax may be imposed on all or some of the payments on the Securities and Conversion Shares after December 31, 2016 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current regulations, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the Securities and Conversion Shares may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the Securities and Conversion Shares, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, Securities and Conversion Shares held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

If withholding is required in respect of this withholding tax, the Issuer will not be required to pay any additional amounts with respect to any amounts withheld. A beneficial owner of Securities and Conversion Shares that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in respect of this withholding tax, but this may entail significant administrative burden. Holders are urged to consult their tax advisors and any banks or brokers through which they will hold the Securities and Conversion Shares as to the consequences (if any) of these rules to them.

United Kingdom Taxation

The following is a summary of the United Kingdom withholding taxation treatment at the date hereof in relation to payments of principal and interest in respect of the Securities and certain United Kingdom stamp duty and stamp duty reserve tax implications of acquiring, holding and disposing of the Securities. Save where expressly stated to the contrary, it is based on current law and the practice of Her Majesty’s Revenue & Customs (“HMRC”), which may be subject to change, sometimes with retrospective effect. The comments do not deal with other United Kingdom tax aspects of acquiring, holding or disposing of the Securities. The comments relate only to the position of persons who are absolute beneficial owners of the Securities. The following is a general guide and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that might be relevant to a prospective purchaser. Holders who are in any doubt as to their tax position should consult their professional advisers. Holders who may be liable to taxation in jurisdictions other than the United Kingdom in respect of their acquisition, holding or disposal of the Securities are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain United Kingdom taxation aspects of payments in respect of the Securities. In particular, holders should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the Securities even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the United Kingdom.

1.	U.K. WITHHOLDING TAX

Any Securities issued by us which carry a right to interest will constitute “quoted Eurobonds” provided they are and continue to be listed on a recognized stock exchange. Whilst the Securities are and continue to be quoted Eurobonds, payments of interest by us on the Securities may be made without withholding or deduction for or on account of United Kingdom income tax.

The Securities will be “listed on a recognized stock exchange” for this purpose if they are admitted to trading on an exchange designated as a recognized stock exchange by an order made by the Commissioners for HMRC and either they are included in the United Kingdom official list (within the meaning of Part 6 of the Financial Services and Markets Act 2000) or they are officially listed, in accordance with provisions corresponding to those generally applicable in European Economic Area states, in a country outside the United Kingdom in which there is a recognized stock exchange.

The SIX Swiss Exchange is a recognised stock exchange. The Issuer’s understanding of current HMRC practice is that securities which are listed on the Main Standard of that Exchange may be regarded as “listed on a recognised stock exchange” for these purposes.

In all cases falling outside the exemption described above, interest on the Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20 per cent.) subject to such relief as may be available under the provisions of any applicable double taxation treaty or to any other exemption which may apply.

On November 25, 2013, a second draft of the U.K. Taxation of Regulatory Capital Securities Regulations 2013 was published. If enacted in their currently proposed form, one of the effects of the these draft regulations would be to introduce a new exemption from the duty to deduct income tax under section 874 of the Income Tax Act 2007 (duty to deduct from certain payments of yearly interest) where interest is paid on a regulatory capital security (as defined in the draft regulations) and certain other conditions are met. If enacted in the currently proposed form, this new exemption would, where applicable, operate in addition to the exemption described above.

2.	PROVISION OF INFORMATION

Holders should note that, in certain circumstances, HMRC has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to or receives interest for the benefit of a holder. In certain circumstances, the information so obtained may be passed by HMRC to the tax authorities of certain other jurisdictions.

The provisions referred to above may also apply, in certain circumstances, to payments made on redemption of any Securities which constitute “deeply discounted securities” for the purposes of Schedule 23, Finance Act 2011 (although, in this regard, HMRC published guidance for the year 2013/2014 indicates that HMRC will not exercise its power to obtain information in relation to such payments in that year).

Information may also be required to be reported in accordance with regulations made pursuant to the EU Savings Directive (see below).

3.	EU SAVINGS DIRECTIVE

Under EC Council Directive 2003/48/EC (the “EU Savings Directive”) on the taxation of savings income, each EU Member State is required to provide to the tax authorities of another EU Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other EU Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35 per cent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments. Luxembourg has announced that it will no longer apply the withholding tax system as from January 1, 2015 and will provide details of payments of interest (or similar income) as from this date.

Also, a number of non-EU countries including Switzerland, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The European Commission has proposed certain amendments to the EU Savings Directive which may, if implemented, amend or broaden the scope of the requirements described above. Investors who are in any doubt as to their position should consult their professional advisers.

4.	OTHER RULES RELATING TO UNITED KINGDOM WITHHOLDING TAX

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Securities or any related documentation.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of the Issuer as issuer of the Securities and does not consider the tax consequences of any such substitution.

5.	STAMP DUTY AND STAMP DUTY RESERVE TAX

Creation and Issue of Securities

No liability for United Kingdom stamp duty or stamp duty reserve tax will arise for a holder on the creation of the Securities or the issue of the Securities into a clearing system.

Transfer of Securities

So long as the Securities are held in a clearing system that has not made an election under Section 97A Finance Act 1986 that is applicable to the Securities, no liability for United Kingdom stamp duty reserve tax will arise on a transfer of, or agreement to transfer, full legal and beneficial ownership of any Securities.

No liability to United Kingdom stamp duty will arise for a holder on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any Securities provided that such transfer or agreement to transfer is effected by electronic means, without executing any documentary transfer of, or agreement to transfer, such Security. If a documentary transfer of any Security, or documentary agreement to transfer any interest in any Security where such interest falls short of full legal and beneficial ownership, is executed then provided that such document is executed and retained outside the United Kingdom at all times no stamp duty should, in practice, need to be paid on such document. In the event that such documentary transfer, or documentary agreement to transfer, is executed in or brought into the United Kingdom for any purpose then stamp duty may be payable (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom.

For the purposes of the preceding two paragraphs, it is assumed that any transfer of, or agreement to transfer, a holder’s rights in respect of the Securities held in a clearing system does not amount to the transfer of, or an agreement to transfer, either: (a) an interest in such Securities; or (b) rights against the clearing system; in each case falling short of full ownership of the relevant Securities. Whilst this point is not entirely free from doubt, we are not aware of HMRC seeking to charge stamp duty or stamp duty reserve tax on the basis that the legal position is as set out in (a) or (b) above.

On November 25, 2013, a second draft of the U.K. Taxation of Regulatory Capital Securities Regulations 2013 was published. If these draft regulations become effective in their currently proposed form, one of the effects of the these draft regulations would be to exempt from all stamp duties a transfer of a regulatory capital security (as defined in the draft regulations) provided certain conditions are met.

Automatic Conversion of Securities

No liability for United Kingdom stamp duty or stamp duty reserve tax will arise for a holder of Securities upon an Automatic Conversion of the Securities or pursuant to a Conversion Shares Offer by the Conversion Shares Depository.

Redemption of Securities Otherwise than on Automatic Conversion

No liability for United Kingdom stamp duty or stamp duty reserve tax will arise for a holder on the redemption of the Securities.

HMRC Announcements

On October 1, 2009 the ECJ ruled in the case of HSBC Holdings plc, Vidacos Nominees Ltd v The Commissioners of Her Majesty’s Revenue & Customs (Case C—596/07) that the stamp duty reserve tax charge arising on the issue of shares into a clearing service is contrary to European Community law. HM Revenue & Customs have subsequently announced that they will not levy such charge on shares or other securities issued into a clearance service, and that they will determine whether and how to amend the stamp duty reserve tax rules to ensure movements of shares (and presumably other securities) into and within a clearance service bear their fair share of tax whilst ensuring the rules are compatible with European Community law. The law in this area may therefore be particularly susceptible to change.

Transfers to certain categories of person are not liable to stamp duty or stamp duty reserve tax and others may be liable at a higher rate or may, although not primarily liable for stamp duty reserve tax, be required to notify and account for it.

6.	CONSEQUENCES OF HOLDING THE CONVERSION SHARES

For a summary of certain U.K. tax consequences of holding the Conversion Shares, see pages 311-314 of our Annual Report on Form 20-F for the year ended December 31, 2012, which is incorporated by reference herein.

7.	THE PROPOSED FINANCIAL TRANSACTIONS TAX (“FTT”)

The European Commission has published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the Securities (including secondary market transactions) in certain circumstances.

Under current proposals the FTT could apply in certain circumstances to persons both within and outside the participating Member States. Generally, it would apply to certain dealings in the Securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and is the subject of legal challenge. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the Securities are advised to seek their own professional advice in relation to the FTT.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The Issuer, the Calculation Agent, the registrar and paying agent and/or any of their respective affiliates may be considered a party in interest or disqualified person with respect to many Plans or entities whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”). The acquisition and holding of the Securities by a Plan or a Plan Asset Entity with respect to which the Issuer, the Calculation Agent, the registrar and paying agent or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Securities, provided that neither the Issuer nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities or any interest therein that it either (1) is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing the Securities on behalf of, or with the assets of, any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement—Standard Provisions, dated November 13, 2013, incorporated in the pricing agreement dated December, 2013, between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase the principal amount of Securities set forth opposite its name below:

Underwriters	Principal Amount of the Securities
Barclays Bank PLC	€
€
€
€
€

Total	€

Barclays Capital Inc. will be participating in the offering of the Securities in the United States as agent on behalf of Barclays Bank PLC.

The underwriting agreement and the pricing agreement provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the Securities offered by this prospectus supplement if any of these Securities are purchased.

The underwriters propose to offer the Securities directly to the public at the price to public set forth on the cover of this prospectus supplement.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately €            .

A structuring fee of             % of the aggregate principal amount of the Securities will be payable to Barclays Bank PLC.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Securities are new issue securities with no established trading market. The Securities are expected to be provisionally admitted to trading on the main standard segment of the SIX Swiss Exchange from December     , 2013. Application will be made to the SIX Swiss Exchange for listing of the Securities. The Securities will settle through the facilities of Clearstream, Luxembourg and Euroclear. The ISIN is                      and the Common Code is                     . The Swiss Security number for the Securities is                     .

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for us in the ordinary course of business.

It is expected that delivery of the Securities will be made, against payment for value on the settlement date, on or about December     , 2013, which will be the business day in the United States following the date of pricing of the Securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of Securities in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the Securities who wish to trade the Securities on the date of this prospectus supplement or the next succeeding business day, will be required, because the Securities initially will settle within five business days (T+5), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to trade on the date of this prospectus supplement or the next succeeding business day should consult their own legal advisers.

Conflicts of Interest

Barclays Capital Inc., which will be participating in the offering of the Securities in the United States as agent on behalf of Barclays Bank PLC, is an affiliate of Barclays PLC and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 (or any successor rule thereto). In addition, Barclays PLC will receive the net proceeds (excluding the underwriting discount) from the offering of the Securities, which creates an additional conflict of interest within the meaning of Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

The Securities offered hereby are not exempt from the requirements of FINRA Rule 5121(a), which requires in certain circumstances the designation of a “qualified independent underwriter”. Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as qualified independent underwriter in respect of the offering of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the Issuer that it complies with the requirements set forth in FINRA Rule 5121(f)(12). Merrill Lynch, Pierce, Fenner & Smith Incorporated , as qualified independent underwriter, has participated in the preparation of this prospectus supplement and will discharge the responsibilities of a qualified independent underwriter contemplated in the FINRA Rules. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not receive any additional compensation in connection with acting as a qualified independent underwriter in respect of the offering of the Securities.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Securities than they are required to purchase in the offering. The underwriters may close a short position by purchasing Securities in the open market. Stabilizing transactions consist of various bids for or purchases of the Securities made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

This prospectus supplement may be used by an affiliate of Barclays PLC in connection with offers and sales of the Securities in market-making transactions. In a market-making transaction, such affiliate may resell the Securities it acquires from other holders, after the original offering and sale of the Securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Securities. This amount does not include Securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Securities. Any such short positions could adversely affect future trading prices of the Securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

United Kingdom

Each underwriter has represented, warranted and agreed that:

(i)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

TRADING IN ORDINARY SHARES AND ADSs BY THE ISSUER AND ITS AFFILIATES

We have applied to the SEC, and the SEC has granted our request, for exemptive relief from the provisions of Rule 101 and Rule 102 of Regulation M. Rule 101 of Regulation M provides that, subject to certain exceptions, in connection with a distribution of securities, it is unlawful for a distribution participant or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Rule 102 of Regulation M provides that, subject to certain exceptions, in connection with a distribution of securities effected by an issuer or selling security holder, it is unlawful for such person, or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. We believe that the offering of the Securities may constitute a distribution, that Barclays Bank PLC and Barclays Capital Inc. may be deemed “distribution participants” and that Barclays affiliates may be deemed “affiliated purchasers,” and that if the offering of the Securities constitutes a distribution, the restricted period would commence one business day prior to the determination of the offering price of the Securities and end upon the completion of the distribution of the Securities in the United States. The relief that we have received allows us to bid for, purchase and induce others, in certain circumstances, to purchase our ordinary shares and ADSs in connection with specified activities.

Our affiliates will continue to engage, including during the offering of the Securities, in one or more market activities involving our ordinary shares and ADSs, including derivatives market-making and hedging, trading by asset managers, trading by trustees and personal representative, unsolicited brokerage, stock borrowing and lending and taking collateral, banking-related activities and trading pursuant to employee incentive plans. These market activities have occurred and are expected to continue to occur both outside and inside the United States, solely in the ordinary course of business and not in contemplation of the offering of the Securities.

In addition, our affiliates may, under certain circumstances, participate in the offering of the Securities.

VALIDITY OF SECURITIES

Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity of the Securities under New York law. Clifford Chance LLP, our English solicitors, will pass on the validity of the Securities under English law. Linklaters LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

BARCLAYS PLC

Debt Securities

Contingent Convertible Securities

Ordinary Shares

Rights

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer from time to time senior and dated subordinated debt securities, contingent convertible securities, ordinary shares (including the ordinary shares into which the contingent convertible securities may under certain circumstances convert) and rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares). In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of Barclays PLC or Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2013

FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of the Group’s plans and its current goals and expectations relating to its future financial condition and performance. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may”, “will”, “seek”, “continue”, “aim”, “anticipate”, “target”, “projected”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform Programme, deleveraging actions, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; U.K. domestic, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the ability to implement the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which is available on the SEC’s website at http://www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority (the “FCA”), the London Stock Exchange plc or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or in the documents incorporated by reference herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents Barclays has filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 (File No. 333-173886) relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2012 (the “2012 Form 20-F”) with the SEC on March 13, 2013. We are incorporating the 2012 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Reports on Form 6-K furnished to the SEC on April 24, 2013 (File No. 001-09246, Film No. 13779450), May 2, 2013 (File No. 001-09246), June 27, 2013 (File No. 001-09246), July 30, 2013 (File No. 001-09246, Film No. 13995561), July 30, 2013 (File No. 001-09426, Film No. 13996454) and September 6, 2013 (File No. 001-09426).

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus, references to “we,” “us” and “our” refer to Barclays PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise; and references to “DTC” shall include any successor clearing system. The term “Group” shall mean Barclays PLC and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom (which is one of the successors of the Financial Services Authority as of April 1, 2013) or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC. References to “£” and “sterling” shall be to the lawful currency for the time being of the United Kingdom and references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

THE BARCLAYS GROUP

Barclays PLC and its subsidiary undertakings is a major global financial services provider engaged in retail banking, credit cards, corporate and investment banking, and wealth and investment management with an extensive international presence in Europe, the Americas, Africa and Asia. Together with the predecessor companies, the Group has over 300 years of history and expertise in banking, and today the Group operates in over 50 countries and employs approximately 140,000 people. The Group moves, lends, invests and protects money for customers and clients worldwide. Barclays PLC is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization. Barclays PLC beneficially owns the whole of the issued ordinary share capital of Barclays Bank PLC.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Indenture” and “Dated Subordinated Debt Indenture”) between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior and Dated Subordinated Debt Indentures and any supplements thereto are sometimes referred to in this section of the prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for Barclays PLC as the issuer of the debt securities of the series;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the debt securities as Discount Debt Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of debt securities of any series;

•	any condition applicable to payment of any principal, premium or interest on debt securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the debt security holder, if the debt security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Events of Default or Dated Subordinated Debt Defaults, in the case of Dated Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Debt Security Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered debt securities”) or in bearer form (“bearer debt securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may issue debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Debt Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Debt Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “—Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults; Limitation on Suits.”

Market-Making Transactions. If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Payments and Deferred Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, and subject also to the following paragraph, if we do not make a payment on a series of Dated Subordinated Debt Securities on any payment date, our obligation to make that payment shall be deferred (a “Deferred Payment”), until:

•	if it is an interest payment, the date we pay a dividend on any class of our share capital; and

•	if it is a payment of principal, the first business day after the date that falls six months after the original payment date.

Each of the above dates is a “deferred payment date.” Our failure to make a payment on or before the deferred payment date is not a Dated Subordinated Debt Default nor will it allow any holder to sue us or take any other action for the payment. Each Deferred Payment will accrue interest at the rate which prevailed for that series of Dated Subordinated Debt Securities immediately before the payment’s original payment date. Any such Deferred Payment shall not be treated as due for any purpose, including for the purpose of determining whether a default has occurred, until the deferred payment date. The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in any jurisdiction where payments on the debt security are payable.

Ranking

Senior Debt Securities. Senior Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto constitute our direct and unsecured obligations ranking pari passu without any preference among themselves. In the event of our winding-up in England (or such other jurisdiction in which we may be organized), the claims of the trustee and the holders of the Dated Subordinated Debt Securities will be postponed to the claims of all of our other creditors, including any claims related to our Senior Debt Securities, except for:

•

claims in respect of Existing Senior Subordinated Obligations (as defined in the Dated Subordinated Debt Indenture), Capital Note Claims (as defined in the Dated Subordinated Debt Indenture) and any other claims ranking or expressed to rank pari passu therewith and/or with claims in respect of the Dated Subordinated Debt Securities (“Dated Debt Other Pari Passu Claims”) (with all of which excepted claims the Dated Subordinated Debt Securities shall rank pari passu); and

•	any other claims ranking junior to the excepted claims referred to in the immediately preceding bullet point and/or to claims in respect of Dated Subordinated Debt Securities.

The claims of such other creditors, with the foregoing exceptions, are referred to in this document as “Dated Debt Senior Claims.” Accordingly, no amount will be payable in our winding-up in respect of claims in relation to the Dated Subordinated Debt Securities or the coupons (if any) appertaining thereto until all Dated Debt Senior Claims admitted in our winding-up have been satisfied.

Any amounts in respect of the Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto paid to the holders of such Dated Subordinated Debt Securities, the holders of the coupons (if any) appertaining thereto or to the trustee pari passu with the amounts payable to other creditors admitted in such winding-up will be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in or about the execution of the trusts of the Dated Subordinated Debt Indenture; (ii) in payment of all Dated Debt Senior Claims outstanding at the commencement of, or arising solely by virtue of, our winding-up to the extent that such claims shall be admitted in the winding-up and shall not be satisfied out of our other resources; and (iii) in payment of the Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto. By accepting the Dated Subordinated Debt Securities or the coupons (if any) appertaining thereto, each holder agrees to be bound by the Dated Subordinated Debt Indenture’s subordination provisions and irrevocably authorizes our liquidator to perform on behalf of the holder the above subordination trust.

Payment of Debt Security Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest and Deferred Payments on, the debt securities (“Debt Security Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Debt Security Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, the principal of, any premium, or any interest or Deferred Payments on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest or Deferred Payments on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

in the case of Senior Debt Securities only, the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest or Deferred Payments, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Debt Security Additional Amounts to the extent that, in context, Debt Security Additional Amounts are, were or would be payable.

The government of any jurisdiction where Barclays PLC is incorporated may require Barclays PLC to withhold amounts from payments on the principal or interest on the notes, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Barclays PLC may be required to pay you Debt Security Additional Amounts so that the net amount you receive will be the amount specified in the note to which you are entitled.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay Debt Security Additional Amounts on account of any FATCA Withholding Tax.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if:

•

we are required to issue definitive debt securities (see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Debt Security Additional Amounts with respect to the debt securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Debt Security Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities or the amount of the deduction would be materially reduced.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest and Deferred Payments, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Debt Securities, such portion of the principal amount of such Discount Debt Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows. We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the redemption date, even if you do not collect your money.

We may not redeem at our option any Dated Subordinated Debt Securities, nor may we or any of our subsidiaries purchase beneficially or procure others to purchase beneficially for our accounts any Dated

Subordinated Debt Securities, other than a purchase in the ordinary course of a business dealing in securities, unless our auditors shall have reported to the trustee within six months before such redemption or purchase that, in their opinion, based on the most recent published consolidated balance sheet of us and our Subsidiaries, as defined in the Dated Subordinated Debt Indenture, available at the date of such report, the aggregate book value of the tangible assets of us and our Subsidiaries exceeds the aggregate book value of the liabilities of us and our Subsidiaries.

We will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Notice to the PRA

Unless the relevant prospectus supplement provides otherwise, we may only redeem the Dated Subordinated Debt Securities prior to their scheduled maturity date if we have obtained the PRA’s prior consent (as (and to the extent) required by applicable law and regulation) for the redemption of the relevant securities.

Limitations on Redemption

We may redeem the Dated Subordinated Debt Securities prior to the fifth anniversary of their date of issue only if (1) the circumstance that entitles us to exercise that right of redemption is the result of a change in the applicable tax treatment or regulatory classification of such Dated Subordinated Debt Securities; and (2) if at the time of the exercise of the right of redemption (and if and to the extent required at such time), we comply with the PRA’s main Pillar 1 rules applicable to us and other BIPRU firms (within the meaning of the PRA’s General Prudential Sourcebook) and will continue to do so after the redemption of the relevant securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium, rate of interest or Deferred Payments, with respect to any debt security;

•	reduce the amount of principal on a Discount Debt Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Debt Security Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Dated Subordinated Event of Default or Dated Subordinated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Event of Default, Dated Subordinated Debt Default or covenants, except as otherwise specified.

In addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, applicable from time to time.

Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults; Limitation on Suits

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

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we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Debt Security Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Debt Security Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Dated Subordinated Events of Default

If either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute a “Dated Subordinated Event of Default” with respect to all of the Dated Subordinated Debt Securities. If a Dated Subordinated Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of each series may declare any accrued but unpaid payments, or, in the case of Discount Debt Securities, the portion of principal amount specified in its terms, on the debt securities of the series to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Dated Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Subordinated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Subordinated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days.

If a Dated Subordinated Debt Default occurs and is continuing, and such Dated Subordinated Debt Default has neither been cured nor waived within a period of 14 days following the provision of notice of such Dated Subordinated Debt Default to us from the trustee, the trustee may at its discretion and without further notice to us institute proceedings for our winding up in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding up. Failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Subordinated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 14-day period after the trustee gives us written notice informing us of the determination.

By accepting a Dated Subordinated Debt Security each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period and the failure is continuing.

Waiver; Trustee’s Duties—Dated Subordinated Debt Securities. The holders of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Dated Subordinated Event of Default or Dated Subordinated Debt Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, interest or Deferred Payments, on any Dated Subordinated Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Dated Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Dated Subordinated Event of Default or Dated Subordinated Debt Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holders of the Dated Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Dated Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Dated Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Dated Subordinated Debt Indenture.

Limitation on Suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Dated Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Dated Subordinated Event of Default or Dated Subordinated Debt Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must assume our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking—Dated Subordinated Debt Securities” above, in the case of Dated Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Debt Security Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Debt Security Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Debt Security Additional Amounts related to taxes (subject to the exceptions set forth in “—Debt Security Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether the applicable solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Dated Subordinated Debt Indenture, the subordination provisions of each series of Dated Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon will be the trustee under the indentures. The trustee has two principal functions:

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first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms of the contingent convertible securities (as defined below). It sets forth possible terms and provisions for each series of contingent convertible securities. Each time that we offer contingent convertible securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those contingent convertible securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

As used in this prospectus, “contingent convertible securities” means the subordinated securities of Barclays PLC convertible into ordinary shares of Barclays PLC that the trustee authenticates and delivers under the applicable indenture. The contingent convertible securities will not be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

Contingent convertible securities will be issued in one or more series under an indenture (the “Contingent Convertible Securities Indenture”) expected to be entered into between us and The Bank of New York Mellon, London Branch, as trustee. The terms of the contingent convertible securities include those stated in the indenture and any supplements thereto, and those terms made part of the Contingent Convertible Securities Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Contingent Convertible Securities Indenture and any supplements thereto are sometimes referred to in this section of the prospectus as the “contingent convertible securities indenture.” We have filed or incorporated by reference a form of the contingent convertible securities indenture as an exhibit to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the contingent convertible securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the contingent convertible securities indenture, any supplement to the contingent convertible securities indenture and each series of contingent convertible securities. Certain terms, unless otherwise defined here, have the meaning given to them in the contingent convertible securities indenture.

General

The contingent convertible securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The contingent convertible securities indenture does not limit the amount of contingent convertible securities that we may issue. We may issue the contingent convertible securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for Barclays PLC as the issuer of the contingent convertible securities of the series;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•

the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	whether we will issue the contingent convertible securities as Discount Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of contingent convertible securities of any series;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

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any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of Barclays PLC (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the Contingent Convertible Security holder, if the Contingent Convertible Security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•

any other or different Contingent Convertible Events of Default, other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the applicable contingent convertible securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay Contingent Convertible Additional Amounts, as defined below, on the contingent convertible securities;

•	whether we will issue the contingent convertible securities in registered form (“registered contingent convertible securities”) or in bearer form (“bearer contingent convertible securities”) or both;

•	for registered contingent convertible securities, the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•

whether holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the contingent convertible securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

The prospectus supplement relating to any series of contingent convertible securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

If we issue contingent convertible securities in bearer form, the special restrictions and considerations relating to such bearer contingent convertible securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Contingent convertible securities may bear interest at a fixed rate or a floating rate or we may issue contingent convertible securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to contingent convertible securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of contingent convertible securities have no voting rights except as explained in this section below under “—Modification and Waiver,” “—Contingent Convertible Events of Default” and “—Trustee’s Duties; Limitation on Suits.”

Market-Making Transactions. If you purchase your contingent convertible security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular contingent convertible security occurs after the original issuance and sale of the contingent convertible security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of contingent convertible securities.

Ranking of Contingent Convertible Securities

Contingent convertible securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any other manner.

Payment of Contingent Convertible Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of contingent convertible securities without deduction or withholding for, or on account of, any and all present or future taxes now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of any taxing jurisdiction, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the contingent convertible securities (“Contingent Convertible Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Contingent Convertible Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the contingent convertible securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the Contingent Convertible Security, or the collection of any payment of, or in respect of, the principal of, premium, if any, or any interest on, any contingent convertible securities;

•	except in the case of our winding-up in England, the relevant Contingent Convertible Security is presented for payment in the United Kingdom;

•

the relevant Contingent Convertible Security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Contingent Convertible Additional Amounts on presenting the Contingent Convertible Security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant contingent convertible securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on contingent convertible securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant Contingent Convertible Security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant Contingent Convertible Security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the contingent convertible securities had been the holder of the contingent convertible securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of (and premium, if any) or any interest on, or in respect of, any contingent convertible securities of any series, we mean to include the payment of Contingent Convertible Additional Amounts to the extent that, in context, Contingent Convertible Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the contingent convertible securities will be paid net of any FATCA Withholding Tax, and we will not be required to pay Contingent Convertible Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent convertible securities and the contingent convertible securities indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the contingent convertible securities and the contingent convertible securities indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a contingent convertible security, and we will not pay Contingent Convertible Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Contingent Convertible Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the contingent convertible securities indenture applicable to each series of contingent convertible securities without the consent of the holders of the contingent convertible securities. We may make other modifications and amendments with the consent of the holder(s) of not less than 66 2/3% in aggregate principal amount of the contingent convertible securities of the series outstanding under the applicable contingent convertible securities indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected Contingent Convertible Security that would:

•	change the principal amount of, or any premium or rate of interest, with respect to any Contingent Convertible Security;

•	change our obligation, or any successor’s, to pay Contingent Convertible Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•

reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the contingent convertible securities indenture or to waive compliance with certain provisions of the contingent convertible securities indenture and any past Contingent Convertible Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent convertible securities indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the contingent convertible securities indenture relating to the waiver of any past Contingent Convertible Event of Default or covenants, except as otherwise specified.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Contingent Convertible Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Contingent Convertible Event of Default” with respect to the contingent convertible securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the securities (including those limitations set forth in “—Ranking of Contingent Convertible Securities” above), if a Contingent Convertible Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities to be due and payable immediately. However, if the Contingent Convertible Event of Default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences shall be rescinded.

Other than the limited remedies specified above, on the occurrence of a Contingent Convertible Event of Default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such Contingent Convertible Event of Default and shall not be subject to any subordination provisions applicable to the contingent convertible securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities in response to such Contingent Convertible Event of Default under the provisions of the convertible securities indenture and provided that any payments on the contingent convertible securities of such series are subject to the subordination provisions set forth in the convertible securities indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any contingent convertible security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the contingent convertible securities or the contingent convertible securities indenture that they might otherwise have against us. No holder of contingent convertible securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

If a Contingent Convertible Event of Default occurs and is continuing with respect to the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of Contingent Convertible Event of Default with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any Contingent Convertible Event of Default it knows about, unless the Contingent Convertible Event of Default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a Contingent Convertible Event of Default has occurred and remains uncured.

•

The holders of 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee take action because of the Contingent Convertible Event of Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Contingent Convertible Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable contingent convertible securities indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must assume our obligations on the contingent convertible securities and the applicable contingent convertible securities indenture, if any, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations, if any, under the contingent convertible securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking of Contingent Convertible Securities” above) the obligations of the subsidiary under the contingent convertible securities of that series. If we do, all of our direct obligations under the contingent convertible securities of the series and the applicable contingent convertible securities indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Contingent Convertible Additional Amounts under the contingent convertible securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Contingent Convertible Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Contingent Convertible Additional Amounts related to taxes (subject to the exceptions set forth in “—Contingent Convertible Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. Such substitution can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing contingent convertible securities for new contingent convertible securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The contingent convertible securities and contingent convertible securities indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the contingent convertible securities indenture, the subordination provisions of each series of contingent convertible securities and the related provisions in the contingent convertible securities indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the contingent convertible securities will be valid:

•	with respect to global contingent convertible securities if given in accordance with the applicable procedures of the depositary for such global contingent convertible securities; or

•	if registered contingent convertible securities are affected, if given in writing and mailed to each direct holder as provided in the applicable contingent convertible securities indenture.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global contingent convertible security representing any series of contingent convertible securities, a copy of all notices with respect to such series will be delivered to the depositary for such global contingent convertible security.

The Trustee

The Bank of New York Mellon will be the trustee under the contingent convertible securities indenture. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if there is a Contingent Convertible Event of Default under the contingent convertible securities indenture; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring contingent convertible securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The contingent convertible securities indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the contingent convertible securities indenture or contingent convertible securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

Our Articles of Association (the “Articles”) contain provisions to the following effect:

Dividends

Subject to the provisions of the Articles and applicable legislation, Barclays PLC at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the Board. The Board may also pay interim or final dividends if it appears they are justified by the our financial position.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays PLC until claimed. If a dividend is not claimed after 12 years of it becoming payable, it is forfeited and reverts to us.

The Board may (although it currently does not), with the approval of an ordinary resolution of Barclays PLC, offer shareholders the right to choose to receive an allotment of additional fully paid ordinary shares instead of cash in respect of all or part of any dividend.

Voting

Every member who is present in person or by proxy or represented at any general meeting of Barclays PLC, and who is entitled to vote, has one vote on a show of hands (when a proxy is appointed by more than one member, the proxy will have one vote for and one vote against a resolution if he has received instructions to vote for the resolution by one or more members and against the resolution by one or more members). On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays PLC unless the Board otherwise determine.

If any member, or any other person appearing to be interested in any of our ordinary shares, is served with a notice under Section 793 of the Companies Act and does not supply us with the information required in the notice, then the Board, in its absolute discretion, may direct that member shall not be entitled to attend or vote at any meeting of Barclays PLC. The Board may further direct that if the shares of the defaulting member represent 0.25% or more of the issued shares of the relevant class, that dividends or other monies payable on those shares shall be retained by us until the direction ceases to have effect and that no transfer of those shares shall be registered (other than certain specified “excepted transfers”). A direction ceases to have effect seven days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the PRA. The Board may also decline to register an instrument of transfer of certificated ordinary shares unless it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, it is in respect of one class of shares only, and it is in favor of not more than four transferees (except in the case of executors or trustees of a member).

Redemption and Purchase

Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles. We currently have no redeemable shares in issue. Note that under the Companies Act 1985, in addition to obtaining shareholder approval, companies required specific enabling provisions in their articles to purchase their own shares. Following implementation of the Companies Act, this enabling provision is now included in the Companies Act and is therefore no longer included in the Articles. Shareholder approval is still required under the Companies Act in order to purchase shares.

Calls on capital

The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays PLC. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

Barclays PLC also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays PLC. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Variation of Rights

The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class or with the sanction of special resolution passed at a separate meeting of the holders of the shares of that class.

The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES

We may issue rights to purchase our ordinary shares (including rights to purchase ordinary shares in the form of American depositary receipts). The rights may or may not be transferrable in the hands of their holders.

The applicable prospectus supplement will describe the specific terms of any offering of rights, including:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the exercise price for the rights;

•	the number of rights issued;

•	the extent to which the rights are transferrable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exercise of the rights;

•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•	the record date, if any, to determine who is entitled to the rights and the ex-rights date;

•	the period during which the rights may be exercised;

•	the material terms of any underwriting agreement we enter into in connection with the rights offering;

•	any other or different terms of the rights; and

•	if applicable, a discussion of the material U.S. federal and U.K. tax considerations applicable to the issuance or exercise of the rights.

Each right will entitle its holder to purchase for cash a number of our ordinary shares, American depositary shares or any combination thereof at an exercise price described in the applicable prospectus supplement. Rights may be exercised at any time up to the time set forth in the applicable prospectus supplement. After such time, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription form properly completed and executed at the rights agent’s office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our ordinary shares or American depositary shares purchasable with this exercise.

Rights to purchase ordinary shares in the form of American depositary shares will be represented by certificates issued by the American depositary shares depositary upon receipt of the rights to purchase ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.

We may determine to offer rights to our shareholders and holders of American depositary shares only or additionally to other persons as described in the applicable prospectus supplement. In the event rights are offered to our shareholders and holders of American depositary shares only and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than shareholders and holders of American depositary shares. In addition, we may enter into underwriting arrangements with one or more underwriters under which the underwriter(s) may purchase any offered securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CONVERTIBLE SECURITIES

In this section of the prospectus, the term “securities” refers to Senior Debt Securities, Dated Subordinated Debt Securities and contingent convertible securities.

Legal Ownership; Form of Securities

Street Name and Other Indirect Holders. Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.” If we issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “—Special Situations When a Global Security Will Be Terminated” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of securities will be issued only in the form of global securities.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest (if any) to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

We will pay interest (if any), principal and any other money due on the securities at the corporate trust office of the trustee in New York City. Holders of securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been described above in the sections entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders; Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•

when a Senior Event of Default, in the case of Senior Debt Securities, a Dated Subordinated Event of Default or Dated Subordinated Debt Default, in the case of Dated Subordinated Debt Securities, or a Contingent Convertible Event of Default, in the case of contingent convertible securities, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults; Limitation on Suits” and “Description of Contingent Convertible Securities—Contingent Convertible Events of Default.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers ) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your debt securities in an offering and you hold your debt securities as capital assets for tax purposes.

This section does not describe the material U.S. federal income tax consequences of owning contingent convertible securities, ordinary shares or rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares). The material U.S. federal income tax consequences of owning contingent convertible securities, ordinary shares or rights to purchase ordinary shares will be described in the relevant prospectus supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds debt securities as part of a straddle or a hedging or conversion transaction;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Code, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for U.S. federal income tax purposes holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity treated as a partnership for U.S. federal income tax purposes holding the debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

This section deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or the interest payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this section does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This section also does not address the U.S. federal income tax consequences of owning bearer securities. U.S. holders of certain bearer securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant prospectus supplement.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning debt securities. You are a U.S. holder if you are a beneficial owner of debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Taxation of U.S. Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5% of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period; and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period the interest and OID accruals on your debt security are generally determined by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

The fixed rate substitute for each variable rate provided under the variable rate debt security is generally either the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, the interest and OID accruals are generally determined by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”; or

•	the rules governing contingent payment obligations apply.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar, debt securities that are convertible into ordinary shares of Barclays PLC and other debt securities that are subject to the rules governing contingent payment obligations. Any prospectus supplement discussing the U.S. federal income tax rules with respect to debt securities that are convertible into ordinary shares of Barclays PLC will also discuss the U.S. federal income tax rules with respect to such ordinary shares.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities. You are a U.S. alien holder if you are a beneficial owner of a debt security and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. If you are a U.S. alien holder, interest paid to you with respect to debt securities will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States (or is treated as such), and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest is attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The debt securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax may be imposed on all or some of the payments on the debt securities after December 31, 2016 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current guidance, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the debt securities may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the debt securities, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, debt securities held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

Unless otherwise specified in the relevant prospectus supplement, such withholding will not apply to debt securities with an issue date before July 1, 2014 or, if later, six months after the date when final regulations defining “foreign passthru payments” are published by the U.S. Treasury Department.

If such withholding is required, Barclays will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and U.S. alien holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the debt securities.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal, any premium and interest, and the accrual of OID on a debt security, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments, including payments of OID, if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security made to you outside the United States by us or another non-U.S. payor; and

•

other payments of principal and interest and, the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the contingent convertible securities and debt securities described in this prospectus by persons who are the absolute beneficial owners of their securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. Except where expressly stated to the contrary, the following summary does not relate to ordinary shares or rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares). This summary is based on current United Kingdom law and Her Majesty’s Revenue & Customs (“HMRC”) practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their securities are used or held. Additionally, the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that securities will not be issued or transferred to any depositary receipt system.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of securities in your particular circumstances, including the applicability and effect of the Treaty.

Payments of Interest. If the interest on the securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the securities.

Interest on the securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the securities are listed on a recognized stock exchange at the time the interest is paid.

Interest on securities having a maturity of not more than 364 days from the date of issue may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the securities are not issued under arrangements the effect of which is to render such securities part of a borrowing with a total term of a year or more. In addition to the exemptions described above, interest on the securities may be paid without withholding or deduction for or on account of United Kingdom income tax so long as the issuer of the securities is authorized for the purposes of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and its business consists wholly or mainly of dealing in financial instruments (as defined by Section 984 of the ITA) as principal and so long as such payments are made by the issuer of the securities in the ordinary course of that business. We are currently authorized for the purposes of FSMA.

In all other cases, an amount must be withheld on account of income tax at the basic rate (currently 20%), subject to any such relief as may be available, or subject to any direction to the contrary by HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty.

Payments made in respect of the securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Debt Security or Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “—Provision of Information.”

Payments other than interest. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, it could potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment, a manufactured payment, rent or royalties for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified in the prospectus supplement of the securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to any exemption from withholding which may apply and to such relief as may be available under the provisions of any applicable double tax treaty. Holders of securities should seek their own professional advice as regards the withholding tax treatment of any payment on the securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law.

Provision of Information. Holders of securities should note that the Company or any persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be passed to the tax authorities in other countries.

In addition, on June 3, 2003 the European Council adopted the Directive 2003/48/EC on the taxation of savings income. Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments. Luxembourg has announced that it will no longer apply the withholding tax system as from January 1, 2015 and will provide details of payments of interest (or similar income) as from this date.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above. Investors who are in any doubt as to their position should consult their professional advisers.

Disposal (including Redemption), Accruals and Changes in Value. A holder of securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a security, any gain accrued in respect of a security or any change in the value of a security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the security was used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. Where the securities are not situate in the United Kingdom, beneficial owners of such securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of such securities. “Domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom. Where the securities are situate in the United Kingdom, beneficial owners of such securities who are individuals may be subject to United Kingdom inheritance tax in respect of such securities on the death of the individual or, in some circumstances, if the securities are the subject of a gift, including a transfer at less than full market value, by that individual. Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Securities held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Issue of securities—Stamp Duty. No United Kingdom stamp duty will generally be payable on the issue of securities provided that, in the case of bearer securities, a statutory exemption applies, such as the exemption for securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 (see below, under “—Transfer of securities—Stamp Duty”) or which are denominated in a currency other than sterling.

Issue of securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be payable on the issue of securities unless the securities are issued directly to the provider of a clearance service or its nominee. In that case, stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the securities.

This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant securities. A statutory exemption from the charge will be available (i) if the relevant securities constitute “exempt loan capital” (see below, under “—Transfer of securities—Stamp Duty”), or (ii) for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities—Stamp Duty. No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any securities, provided that the securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i)	a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

However, if a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If there is no U.K. register and the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no stamp duty should, in practice, need to be paid on such document. However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom. However, no stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant securities, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer.

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the stamp duty (and any interest and penalties for late stamping) have been paid.

Transfers of securities—Stamp Duty Reserve Tax. No stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a security is a “Non-Exempt Security,” stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant securities. Any liability to stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the securities.

In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee. This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant securities. A statutory exemption from the charge will be available for certain bearer securities provided certain conditions are satisfied. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the redemption of securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Conversion of contingent convertible securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the issuance of ordinary shares in Barclays PLC by Barclays PLC to the holders of contingent convertible securities.

Consequences of Holding the Ordinary Shares. For a summary of certain United Kingdom tax consequences of holding the ordinary shares see pages 311-314 of the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2012, which is incorporated by reference herein.

Stamp Duty Reserve Tax—Recent Court of Justice of the European Union Decision. The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to stamp duty reserve tax on the issue of shares to a clearance service is incompatible with the EC Capital Duty Directive.

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs, HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issue of U.K. shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issue of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issue of share capital.

HMRC have also stated in an earlier press release that the Government’s policy position remains that transactions involving U.K. shares should bear their fair share of tax and that they are considering further changes to the stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to stamp duty and stamp duty reserve tax referred to in this opinion would seem particularly likely to be affected.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the amount of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”) imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that:

•	in relation to any securities having a maturity of less than one year:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any securities other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays Bank PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or contingent convertible securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert), the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert) may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee		$(1)
Printing expenses	16,000
Legal fees and expenses	95,000
Accountants’ fees and expenses	58,000
Trustee fees and expenses	10,000
Miscellaneous	20,000

Total	$199,000

(1)	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

€                      % Fixed Rate Resetting Perpetual

Subordinated Contingent Convertible Securities

(Callable [—] and Every Five Years Thereafter)

Barclays PLC

Prospectus Supplement

December     , 2013

(to Prospectus dated September 6, 2013)

Global Coordinator, Sole Structuring Adviser and Bookrunner

Barclays

Joint Lead Managers